Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-173037

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 23, 2012)

MCJUNKIN RED MAN CORPORATION

$1,050,000,000

9.50% Senior Secured Notes due December 15, 2016

Attached hereto and incorporated by reference herein is our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 7, 2012. This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, dated April 23, 2012, with respect to the 9.50% Senior Secured Notes due December 15, 2016, including any amendments or supplements thereto.

INVESTING IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 11 OF THE PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and will be used by Goldman, Sachs & Co. in connection with offers and sales of the notes in market-making transactions. These transactions may occur in the open market or may be privately negotiated at prices related to prevailing market prices at the time of sales or at negotiated prices. Goldman, Sachs & Co. may act as principal or agent in these transactions. We will not receive any proceeds of such sales.

GOLDMAN, SACHS & CO.

May 7, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2012

Or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM             TO

Commission file number: 001-35479

MRC GLOBAL INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5956993
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2 Houston Center, 909 Fannin, Suite 3100 Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(877)294-7574

(Registrant’s Telephone Number, including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The Company’s common stock is traded on the New York Stock Exchange under the symbol “MRC”. There were 101,487,000 shares of the registrant’s common stock, par value $0.01 per share, issued and outstanding as of May 4, 2012.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

MRC GLOBAL INC.

	March 31, 2012	December 31, 2011
	(In thousands, except per share amounts)
Assets
Current assets:
Cash	$58,833	$46,127
Accounts receivable, net	871,227	791,280
Inventories, net	1,022,851	899,064
Other current assets	17,598	11,437

Total current assets	1,970,509	1,747,908
Other assets	44,767	39,212
Property, plant and equipment, net	114,173	107,430
Intangible assets:
Goodwill, net	568,811	561,270
Other intangible assets, net	780,198	771,867

	1,349,009	1,333,137

	$3,478,458	$3,227,687

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$555,556	$479,584
Accrued expenses and other current liabilities	142,500	108,973
Income taxes payable	26,133	11,950
Deferred revenue	2,440	4,450
Deferred income taxes	69,155	68,210

Total current liabilities	795,784	673,167
Long-term obligations:
Long-term debt, net	1,611,960	1,526,740
Deferred income taxes	287,585	288,985
Other liabilities	18,108	17,933

	1,917,653	1,833,658
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value per share; 500,000 shares authorized, issued and outstanding March 2012 – 84,442, issued and outstanding December 2011 – 84,427	844	844
Preferred stock, $0.01 par value per share; 100,000 shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	1,284,790	1,282,949
Retained (deficit)	(499,257)	(536,791)
Accumulated other comprehensive loss	(21,356)	(26,140)

	765,021	720,862

	$3,478,458	$3,227,687

See notes to consolidated financial statements

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

MRC GLOBAL INC.

	Three Months Ended
	March 31, 2012	March 31, 2011
	(In thousands, except per share amounts)
Sales	$1,382,632	$991,813
Cost of sales	1,146,071	844,847

Gross profit	236,561	146,966
Selling, general and administrative expenses	146,384	117,357

Operating income	90,177	29,609
Other income (expense):
Interest expense	(33,717)	(33,500)
Write off of debt issuance costs	(1,685)	—
Change in fair value of derivative instruments	2,125	1,868
Other, net	1,747	205

	(31,530)	(31,427)

Income (loss) before income taxes	58,647	(1,818)
Income tax expense (benefit)	21,113	(690)

Net income (loss)	$37,534	$(1,128)

Basic earnings (loss) per common share	$0.44	$(0.01)
Diluted earnings (loss) per common share	$0.44	$(0.01)
Weighted-average common shares, basic	84,437	84,413
Weighted-average common shares, diluted	84,756	84,413

See notes to consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED)

MRC GLOBAL INC.

	Three Months Ended
	March 31, 2012	March 31, 2011
	(In thousands)
Net income (loss)	$37,534	$(1,128)
Other comprehensive income	4,784	10,467

Comprehensive income	$42,318	$9,339

See notes to condensed consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

MRC GLOBAL INC.

(In thousands)	Three Months Ended
	March 31, 2012	March 31, 2011
Operating activities
Net income (loss)	$37,534	$(1,128)
Adjustments to reconcile net income (loss) to net cash provided by operations:
Depreciation and amortization	4,131	4,003
Amortization of intangibles	12,317	12,443
Equity-based compensation expense	1,841	1,483
Deferred income tax benefit	(2,110)	(1,127)
Amortization of debt issuance costs	2,326	2,990
Write off of debt issuance costs	1,685	—
Increase in LIFO reserve	6,900	10,065
Change in fair value of derivative instruments	(2,125)	(1,868)
Provision for uncollectible accounts	727	(278)
Non-operating losses and other items not using cash	700	2,264
Changes in operating assets and liabilities:
Accounts receivable	(44,150)	8,257
Inventories	(68,807)	(24,706)
Income taxes payable	14,044	2,983
Other current assets	(5,834)	539
Accounts payable	43,816	(10,685)
Deferred revenue	(2,026)	(4,137)
Accrued expenses and other current liabilities	17,346	4,714

Net cash provided by operations	18,315	5,812
Investing activities
Purchases of property, plant and equipment	(4,458)	(1,964)
Proceeds from the disposition of property, plant and equipment	1,195	140
Acquisition of the assets and operations of OneSteel Piping Systems	(72,816)	—
Proceeds from the sale of assets held for sale	—	10,933
Other investment and notes receivable transactions	(3,813)	2,830

Net cash (used in) provided by investing activities	(79,892)	11,939
Financing activities
Net proceeds (payments) on/from revolving credit facilities	114,146	(30,830)
Payments on long-term obligations	(31,456)	—
Debt issuance costs paid	(7,099)	—

Net cash provided by (used in) financing activities	75,591	(30,830)

Increase (decrease) in cash	14,014	(13,079)
Effect of foreign exchange rate on cash	(1,308)	(1,043)
Cash – beginning of period	46,127	56,202

Cash – end of period	$58,833	$42,080

Supplemental disclosures of cash flow information:
Cash paid for interest	$7,444	$5,470
Cash paid (received) for income taxes	$9,982	$(2,753)

See notes to consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

MRC GLOBAL INC.

NOTE 1 – BACKGROUND AND BASIS OF PRESENTATION

Business Operations: MRC Global Inc. is a holding company headquartered in Houston, Texas. We are a majority owned subsidiary of PVF Holdings LLC. Our wholly owned subsidiaries, McJunkin Red Man Corporation and its subsidiaries, are global distributors of pipe, valves, fittings (“PVF”) and related products and services across each of the upstream (exploration, production and extraction of underground oil and gas), midstream (gathering and transmission of oil and gas, gas utilities, and the storage and distribution of oil and gas) and downstream (crude oil refining, petrochemical processing and general industrials) markets. We have branches in principal industrial, hydrocarbon producing and refining areas throughout the United States, Canada, Europe, Asia and Australasia. Our products are obtained from a broad range of suppliers.

Basis of Presentation: The consolidated financial statements include the accounts of MRC Global Inc. and its wholly owned and majority owned subsidiaries (collectively referred to as the “Company” or by such terms as “we,” “our” or “us”). All material intercompany balances and transactions have been eliminated in consolidation. Investments in our unconsolidated joint ventures, over which we exercise significant influence, but do not control, are accounted for by the equity method. Our unconsolidated joint ventures, along with our percentage of ownership of each, are: (a) TFCX Finland Oy (50%) and (b) Transmark DRW GmbH (50%). As of March 31, 2012 and December 31, 2011, our total investment in these entities was insignificant. In April 2012, we sold our interest in Transmark DRW GmbH.

NOTE 2 – TRANSACTIONS

Acquisitions

In March 2012, we acquired the operations and assets of OneSteel Piping Systems, now known as MRC Piping Systems Australia (“MRC PSA”). MRC PSA is a leading PVF distributor supplying the oil and gas, mining and mineral processing industries in Australia. The preliminary purchase price for this acquisition was $72.8 million subject to a working capital adjustment. Although not finalized, the working capital adjustment is currently estimated to be a payment by us in the second quarter of 2012 of approximately $16.1 million. Because we recently consummated the acquisition, we have not yet completed the determination of the fair values of certain tangible and intangible assets acquired or liabilities assumed. The impact of this acquisition is not material to our financial statements.

NOTE 3 – INVENTORIES

The composition of our inventory is as follows (in thousands):

	March 31, 2012	December 31, 2011
Finished goods inventory at average cost:
Energy carbon steel tubular products	$507,286	$488,938
Valves, fittings, flanges and all other products	714,614	601,706

	1,221,900	1,090,644
Less: Excess of average cost over LIFO cost (LIFO reserve)	(182,022)	(175,122)
Less: Other inventory reserves	(17,027)	(16,458)

	$1,022,851	$899,064

NOTE 4 – LONG-TERM DEBT

The significant components of our long-term debt are as follows (in thousands):

	March 31, 2012	December 31, 2011
9.50% senior secured notes due 2016, net of discount of $17,432 and $18,358	$1,032,568	$1,031,642
Global ABL Facility	570,473	—
ABL Credit Facility	—	456,411
MRC Transmark term loan facility	—	30,824
MRC Transmark factoring facility	8,544	7,189
Other	375	674

	1,611,960	1,526,740
Less current portion	—	—

	$1,611,960	$1,526,740

In March 2012, we entered into a new multi-currency global asset-based revolving credit facility (the “Global ABL Facility”) which replaced our then existing asset-based lending credit facility (“ABL Credit Facility”), our MRC Transmark term loan and revolving credit facility and our MRC Transmark overdraft facility. The five-year Global ABL Facility is comprised of $1.25 billion of total revolving credit facilities, including $1.025 billion in the United States, $145 million in Canada, $12 million in the United Kingdom, $52 million in Australia, $9 million in the Netherlands and $7 million in Belgium. The facility contains an accordion feature that allows us to increase the principal amount of the facility by up to $300 million.

Each of our wholly owned material U.S. subsidiaries guarantees the obligations of our borrower subsidiaries under the Global ABL Facility. Obligations under the U.S. tranche are primarily secured, subject to certain exceptions, by a first-priority security interest in the accounts receivable, inventory and related assets of our wholly owned, material U.S. subsidiaries. The obligations of any of our foreign borrower subsidiaries are primarily secured, subject to certain exceptions, by:

•	a first-priority security interest in the accounts receivable, inventory and related assets of the foreign subsidiary and the wholly owned material U.S. subsidiaries and

•

a first-priority pledge by the foreign borrower subsidiary of the equity interests of its direct wholly owned restricted subsidiaries incorporated in the relevant borrower jurisdictions and intercompany debt instruments held by the foreign borrower subsidiary.

No property of our foreign subsidiaries secures the U.S. tranche. The security interest in accounts receivable, inventory and related assets of the U.S. borrower subsidiaries ranks prior to the security interest in this collateral which secures our 9.5% senior secured notes.

Each of our foreign borrower subsidiaries has a separate stand alone borrowing base that limits the foreign subsidiary’s ability to borrow under its respective tranche, provided that the foreign subsidiaries may utilize excess availability under the U.S. tranche to borrow amounts in excess of their respective borrowing bases (but not to exceed the applicable commitment amount for the foreign subsidiary’s jurisdiction), which utilization will reduce availability under the U.S. tranche dollar for dollar.

Our ability to borrow in each jurisdiction, other than Belgium, under the facility is limited by a borrowing base in that jurisdiction equal to 85% of eligible receivables, plus the lesser of 70% of eligible inventory and 85% of appraised net orderly liquidation value of the inventory. In Belgium, our borrowing is limited by a borrowing base in Belgium equal to:

•	for Belgian inventory subject to a pledge under Belgian law, 50% of the lesser of 70% of the net book value and 85% of the appraised net orderly liquidation value of eligible inventory; and

•	for Belgian inventory subject to a possessory pledge under Belgian law, 70% of the net book value and 85% of the appraised net orderly liquidation value of eligible inventory.

The facility initially bears interest at LIBOR plus a margin of 1.75%; from and after Sepember 1, 2012 the margin will vary between 1.50% and 2.00% based on our fixed charge coverge ratio.

Interest Rate Swaps and Forward Foreign Exchange Contracts: We use derivative financial instruments to help manage our exposure to interest rate risk and fluctuations in foreign currencies.

Effective March 31, 2012, our previously outstanding $500 million interest rate swap contract to pay interest at a fixed rate of approximately 1.77% and receive 1-month LIBOR variable interest rate payments monthly, expired. We have several additional interest rate swap derivatives, with notional amounts approximating $19 million in the aggregate. All of our derivative instruments are freestanding and, accordingly, changes in their fair market value are recorded in earnings.

The table below provides data about the fair value of the derivative instruments that are recorded in our consolidated balance sheets (in thousands):

	March 31, 2012		December 31, 2011
	Assets	Liabilities	Assets	Liabilities
Derivatives not designated as hedging instruments:
Foreign exchange forward contracts(1)	$63	$—	$—	$144
Interest rate contracts(1)	—	92	—	2,010

(1)	Included in “Accrued expenses and other current liabilities” in our consolidated balance sheets. The total notional amount of our interest rate swaps was approximately $19 million and $519 million at March 31, 2012 and December 31, 2011. The total notional amount of our forward foreign exchange contracts was approximately $74 million and $39 million at March 31, 2012 and December 31, 2011.

The table below provides data about the amount of net gains recognized in our consolidated statements of operations related to our derivative instruments (in thousands):

	Three Months Ended
	March 31, 2012	March 31, 2011
Derivatives not designated as hedging instruments:
Interest rate contracts	$1,922	$1,590
Foreign exchange forward contracts	203	278

NOTE 5 – STOCKHOLDERS’ EQUITY

Preferred Stock

Our Board of Directors has the authority to issue shares and set the terms of the shares of preferred stock. As of March 31, 2012 and December 31, 2011, we had authorized 150,000,000 shares of preferred stock, however, there were no shares of preferred stock issued or outstanding.

In April 2012, our Articles of Incorporation were amended to reduce the number of shares of authorized preferred stock from 150,000,000 to 100,000,000.

Common Stock

In February 2012, our Board of Directors and our shareholder approved a two-for-one reverse stock split which reduced the number of shares of common stock outstanding by one half. All share and per share amounts have been adjusted retroactively to reflect this change.

In April 2012, our Articles of Incorporation were amended to increase the number of shares of common stock authorized from 400,000,000 to 500,000,000.

Stock Options and Restricted Stock

Our 2007 Stock Option Plan permitted the grant of stock options to its employees, directors and consultants for up to 3.8 million shares of new common stock. The options were not to be granted with an exercise price less than the fair market value of the Company’s common stock on the date of the grant, nor for a term exceeding ten years. Vesting generally occurred over a five year period on the anniversaries of the date specified in the employees’ respective option agreements, subject to accelerated vesting under certain circumstances set forth in the option agreements. We expense the fair value of the stock option grants on a straight-line basis over the vesting period. A Black-Scholes option-pricing model is used to estimate the fair value of the stock options.

Under the terms of our 2007 Restricted Stock Plan, up to 500,000 shares of restricted stock could have been granted at the direction of the Board of Directors and vesting generally occured in one-fourth increments on the second, third, fourth and fifth anniversaries of the date specified in the employees’ respective restricted stock agreements, subject to accelerated vesting under certain circumstances set forth in the restricted stock agreements. Fair value is based on the fair value of our stock on the date of issuance. We expense the fair value of the restricted stock grants on a straight-line basis over the vesting period.

No stock options were granted or exercised during the first quarter of 2012. In January 2012, 14,451 shares of restricted stock vested. In February 2012, 15,561 shares of restricted stock were granted to two members of the board of directors.

In April 2012, we replaced the 2007 Stock Option Plan and the 2007 Restricted Stock Plan with the 2011 Omnibus Incentive Plan. All of the shares under the prior plans that had not been previously awarded or subject to prior grants were released. The 2011 Omnibus Incentive Plan has 3,250,000 shares reserved for issuance pursuant to the plan. The plan permits the issuance of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and other stock-based and cash-based awards. No awards under this plan were granted in the first quarter of 2012.

Accumulated Other Comprehensive Loss

Accumulated other comprehensive loss in the accompanying consolidated balance sheets consists of the following (in thousands):

	March 31, 2012	December 31, 2011
Currency translation adjustments	$(20,838)	$(25,622)
Pension related adjustments	(518)	(518)

Accumulated other comprehensive loss	$(21,356)	$(26,140)

Earnings per Share

Earnings per share are calculated in the table below (in thousands, except per share amounts).

	Three Months Ended
	March 31, 2012	March 31, 2011
Net income (loss)	$37,534	$(1,128)

Average basic shares outstanding	84,437	84,413
Effect of dilutive securities	319	—

Average diluted shares outstanding	84,756	84,413

Net income (loss) per share:
Basic	$0.44	$(0.01)
Diluted	$0.44	$(0.01)

Stock options and shares of restricted stock are disregarded in this calculation if they are determined to be anti-dilutive. For the three months ended March 31, 2012 and 2011, our anti-dilutive stock options approximated 2.3 million and 2.0 million. Our anti-dilutive restricted stock for the three months ended March 31, 2011 approximated 0.1 million.

NOTE 6 – SEGMENT INFORMATION

We operate as two business segments, North America and International. Our North American segment consists of our operations in the United States and Canada. Our International segment consists of our operations outside of North America, principally Europe, Asia and Australasia. These segments represent our business of selling pipe, valves and fittings to the energy and industrial sectors, across each of the upstream (exploration, production and extraction of underground oil and gas), midstream (gathering and transmission of oil and gas, gas utilities, and the storage and distribution of oil and gas) and downstream (crude oil refining, petrochemical processing and general industrials) markets.

The following table presents financial information for each segment (in millions):

	Three Months Ended
	March 31, 2012	March 31, 2011
Sales
North America	$1,260.9	$932.4
International	121.7	59.4

Consolidated revenues	$1,382.6	$991.8

Depreciation and amortization
North America	$3.1	$3.5
International	1.0	0.5

Total depreciation and amortization expense	$4.1	$4.0

Amortization of intangibles
North America	$10.6	$11.0
International	1.7	1.4

Total amortization of intangibles expense	$12.3	$12.4

Operating income
North America	$84.8	$27.9
International	5.4	1.7

Total operating income	90.2	29.6
Interest expense	(33.7)	(33.5)
Other income	2.1	2.1

Income (loss) before income taxes	$58.6	$(1.8)

	March 31, 2012	December 31, 2011
Goodwill
North America	$512.0	$512.1
International	56.8	49.2

Total goodwill	$568.8	$561.3

Total assets
North America	$3,066.5	$2,923.3
International	412.0	304.4

Total assets	$3,478.5	$3,227.7

Our net sales by product line are as follows (in thousands):

	Three months ended
Type	March 31, 2012	March 31, 2011
Energy carbon steel tubular products:
Line pipe	$290,353	$174,493
Oil country tubular goods	221,221	157,833

	$511,574	$332,326

Valves, fittings, flanges and other products:
Valves and specialty products	$331,832	$262,114
Carbon steel fittings and flanges and stainless steel and alloy pipe and fittings	276,526	189,343
Other	262,700	208,030

	$871,058	$659,487

NOTE 7 – FAIR VALUE MEASUREMENTS

We used the following methods and significant assumptions to estimate fair value for assets and liabilities recorded at fair value.

Interest Rate Contracts: Interest rate contracts are reported at fair value utilizing Level 2 inputs. We obtain dealer quotations to value our interest rate swap agreements. These quotations rely on observable market inputs such as yield curves and other market-based factors.

Foreign Exchange Forward Contracts: Foreign exchange forward contracts are reported at fair value utilizing Level 2 inputs, as the fair value is based on broker quotes for the same or similar derivative instruments.

The following table presents assets and liabilities measured at fair value on a recurring basis, and the basis for that measurement (in thousands):

		Fair Value Measurements at Reporting Date Using
	Total	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
March 31, 2012
Assets:
Foreign exchange forward contracts	$63	$—	$63	$—
Liabilities:
Interest rate swap agreements	92	—	92	—
December 31, 2011
Assets:	$—	$—	$—	$—
Liabilities:
Foreign exchange forward contracts	144	—	144	—
Interest rate swap agreements	2,010	—	2,010	—

The following table presents the carrying value and estimated fair value of our financial instruments that are carried at adjusted historical cost (in thousands):

	March 31, 2012		December 31, 2011
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
Financial assets
Cash	$58,833	$58,833	$46,127	$46,127
Accounts receivable, net	871,227	871,227	791,280	791,280
Financial liabilities
Trade accounts payable	555,556	555,556	479,584	479,584
Accrued expenses and other liabilities	142,500	142,500	108,973	108,973
Long-term debt	1,611,960	1,706,460	1,526,740	1,542,490

The carrying values of our financial instruments, including cash and cash equivalents, accounts receivable, trade accounts payable and accrued liabilities, approximate fair value because of the short maturity of these financial instruments.

We estimated the fair value of the senior secured notes using quoted market prices as of March 31, 2012 and December 31, 2011.

The carrying value of our Global ABL Facility and remaining portions of our long-term debt approximate their fair values.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Litigation

Asbestos Claims. We are involved in various legal proceedings and claims, both as a plaintiff and a defendant, which arise in the ordinary course of business. These legal proceedings include claims that individuals brought against a large number of defendant entities, including us, seeking damages for injuries that certain products containing asbestos allegedly caused. As of March 31, 2012, we are a defendant in lawsuits involving approximately 1,011 of these claims. Each claim involves allegations of exposure to asbestos-containing materials by an individual or his or her family members. The complaints typically name many defendants. In a majority of these lawsuits, little or no information is known regarding the nature of the plaintiff’s alleged injuries or their connection with products that we distributed. Through March 31, 2012, lawsuits involving 11,874 claims have been brought against us. No asbestos lawsuit has resulted in a judgment against us to date, with the majority being settled, dismissed or otherwise resolved.

There has been an increase in the number of claims filed since the fiscal year ending December 31, 2007. We believe that this increase is primarily due to an increase in the marketing efforts by personal injury law firms in West Virginia and Pennsylvania. Although we do not know whether this is a trend that will continue in the near term, in the long term, we anticipate that asbestos-related litigation against us will decrease as the incidence of asbestos-related disease in the general U.S. population decreases.

We annually conduct analyses of our asbestos-related litigation to estimate the adequacy of the reserve for pending and probable asbestos-related claims. These analyses consist of separately estimating our reserve with respect to pending claims (both those scheduled for trial and those for which a trial date had not been scheduled), mass filings (including lawsuits brought in West Virginia each involving many, in some cases over a hundred, plaintiffs, which include little information regarding the nature of each plaintiff’s claim and historically have rarely resulted in any payments to plaintiff) and probable future claims. A key element of the analysis is categorizing our claims by the type of disease the plaintiffs allege and developing “benchmark” estimated settlement values for each claim category based on our historical settlement experience. These estimated settlement values are applied to each of our pending individual claims. With respect to pending claims where the disease type is unknown, the outcome is projected based on historic experience. The reserve with respect to mass filings is estimated by determining the number of individual plaintiffs included in the mass filings likely to have claims resulting in settlements based on our historical experience with mass filings. Finally, we estimate the value of probable claims that plaintiffs may assert against us over the next 15 years based on public health estimates of future incidences of certain asbestos-related diseases in the general U.S. population. Estimated settlement values are applied to those projected claims. Our annual assessment, dated September 30, 2011, projected that our payments to asbestos claimants over the next 15 years are estimated to range from $5 million to $11 million. Given these estimates and existing insurance coverage that historically has been available to cover substantial portions of our past payments to claimants and defense costs, we believe that our current accruals and associated estimates relating to pending and probable asbestos-related litigation likely to be asserted over the next 15 years are currently adequate. Our belief that our accruals and associated estimates are currently adequate, however, relies on a number of significant assumptions, including:

•	That our future settlement payments, disease mix and dismissal rates will be materially consistent with historic experience;

•	That future incidences of asbestos-related diseases in the U.S. will be materially consistent with current public health estimates;

•	That the rates at which future asbestos-related mesothelioma incidences result in compensable claims filings against us will be materially consistent with its historic experience;

•	That insurance recoveries for settlement payments and defense costs will be materially consistent with historic experience;

•	That legal standards (and the interpretation of these standards) applicable to asbestos litigation will not change in material respects;

•	That there are no materially negative developments in the claims pending against us; and

•	That key co-defendants in current and future claims remain solvent.

If any of these assumptions prove to be materially different in light of future developments, liabilities related to asbestos-related litigation may be materially different than amounts accrued or estimated. Further, while we anticipate that additional claims will be filed in the future, we are unable to predict with any certainty the number, timing and magnitude of such future claims.

Other Legal Claims and Proceedings. From time to time, we have been subject to various claims and involved in legal proceedings incidental to the nature of our businesses. We maintain insurance coverage to reduce financial risk associated with certain of these claims and proceedings. It is not possible to predict the outcome of these claims and proceedings. However, in our opinion, there are no material pending legal proceedings that are likely to have a material effect on our business, financial condition or results of operations.

Product Claims. From time to time, in the ordinary course of our business, our customers may claim that the products that we distribute are either defective or require repair or replacement under warranties that either we or the manufacturer may provide to the customer. These proceedings are, in the opinion of management, ordinary and routine matters incidental to our normal business. Our purchase orders with our suppliers generally require the manufacturer to indemnify us against any product liability claims, leaving the manufacturer ultimately responsible for these claims. In many cases, state, provincial or foreign law provides protection to distributors for these sorts of claims, shifting the responsibility to the manufacturer. In some cases, we could be required to repair or replace the products for the benefit of our customer and seek our recovery from the manufacturer for our expense. In the opinion of management, the ultimate disposition of these claims and proceedings is not expected to have a material adverse effect on our business, financial condition or results of operations.

NiSource Claim. In the summer of 2010, our customer NiSource, Inc. notified us that certain polyethylene pipe that PolyPipe, Inc. manufactured may be defective. NiSource requested that the Company and PolyPipe repair and replace the allegedly defective pipe and reimburse NiSource for the costs of locating and removing the pipe. When installing the pipe, NiSource did not track where the pipe was installed, so to locate the allegedly defective pipe, NiSource has embarked on a program of “potholing” or digging holes by possible sites where the pipe was used to locate the serial numbers of the pipe that may be defective. This has caused NiSource to test locations far in excess of the locations where the allegedly defective pipe may have been used.

On April 28, 2011, PolyPipe filed a petition in the District Court in Cooke County, Texas against the Company and NiSource seeking, among other things, a declaratory judgment that PolyPipe was not responsible for the costs relating to the NiSource’s alleged failure to track and record the installation locations of the pipe and NiSource’s expenditures to implement a potential remediation plan including finding the pipe and removing the pipe. On June 1, 2011, the Court entered an order of non-suit, dismissing PolyPipe’s claims without prejudice to their re-filing the same claims.

NiSource is in the process of locating where the allegedly defective pipe was used while the parties discuss a possible resolution of their respective claims. NiSource has asserted that the Company and PolyPipe are liable for the costs of finding the allegedly defective pipe. Under its contract with NiSource, the Company is not liable for consequential damages. The Company believes that this applies to damages such as finding the allegedly defective pipe. To the extent that pipe is actually defective, the Company may be liable under its warranty to replace the defective pipe. The Company believes that PolyPipe, as the manufacturer of the pipe, is ultimately liable for any manufacturing defects. The Company believes that the ultimate outcome of NiSource’s claim will not be material.

Former Shareholder Litigation. On July 30, 2010, an action was brought against the Company in Delaware Chancery Court by a former shareholder of our predecessor, McJunkin Corporation, on his own behalf and as trustee for a trust, alleging the Company has not fully complied with a contractual obligation to divest of certain non-core assets contained in the December 2006 merger agreement, and seeking damages and equitable relief. The parties subsequently reached a settlement agreement whereby the Company agreed to distribute $1.9 million to the former shareholders (excluding the plaintiffs in the litigation) and both parties have released each other from their respective claims. The Company signed the final settlement documents in February 2012, and the court dismissed the case in March 2012.

Customer Contracts

We have contracts and agreements with many of our customers that dictate certain terms of our sales arrangements (pricing, deliverables, etc.). While we make every effort to abide by the terms of these contracts, certain provisions are complex and often subject to varying interpretations. Under the terms of these contracts, our customers have the right to audit our adherence to the contract terms. Historically, any settlements that have resulted from these customer audits have been immaterial to our consolidated financial statements.

Purchase Commitments

We have purchase obligations consisting primarily of inventory purchases made in the normal course of business to meet operating needs. While our vendors often allow us to cancel these purchase orders without penalty, in certain cases, cancellations may subject us to cancellation fees or penalties depending on the terms of the contract.

Warranty Claims

We are involved from time to time in various warranty claims, which arise in the ordinary course of business. Historically, any settlements that have resulted from these warranty claims have been immaterial to our consolidated financial statements.

NOTE 9 – GUARANTOR AND NON-GUARANTOR FINANCIAL STATEMENTS

In December 2009 and February 2010, McJunkin Red Man Corporation (presented as Issuer in the following tables), a 100%-owned subsidiary of MRC Global Inc. (presented as Parent in the following tables), issued senior secured notes due December 15, 2016. The senior secured notes are fully and unconditionally, and jointly and severally, guaranteed on a senior basis by MRC Global Inc. and substantially all existing and future 100%-owned domestic restricted subsidiaries of McJunkin Red Man Corporation (collectively, the “Guarantors”). All other subsidiaries of McJunkin Red Man Corporation, whether direct or indirect, do not guarantee the senior secured notes (the “Non-Guarantors”).

The following condensed consolidating financial statements present the results of operations, comprehensive income, financial position and cash flows of (1) the Parent, (2) the Issuer, (3) the Guarantors, (4) the Non-Guarantors, and (5) eliminations to arrive at the information for MRC Global Inc. on a consolidated basis. Separate financial statements and other disclosures concerning the Guarantors are not presented because management does not believe such information is material to investors. Therefore, each of the Guarantors is combined in the presentation below.

Condensed Consolidated Balance Sheets

(in millions)

	March 31, 2012
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Cash	$0.1	$5.0	$0.5	$53.2	$—	$58.8
Accounts receivable, net	0.7	601.3	—	269.2	—	871.2
Inventory, net	—	725.7	—	297.2	—	1,022.9
Income taxes receivable	0.1	4.4	—	—	(4.5)	—
Other current assets	—	2.3	5.6	9.7	—	17.6

Total current assets	0.9	1,338.7	6.1	629.3	(4.5)	1,970.5
Investment in subsidiaries	762.3	734.3	—	—	(1,496.6)	—
Intercompany receivable	7.3	315.6	591.6	—	(914.5)	—
Other assets	1.5	36.9	0.1	6.3	—	44.8
Property, plant and equipment, net	—	44.5	19.6	50.1	—	114.2
Goodwill	—	512.0	—	56.8	—	568.8
Other intangible assets, net	—	697.2	—	83.0	—	780.2

	$772.0	$3,679.2	$617.4	$825.5	$(2,415.6)	$3,478.5

Trade accounts payable	$0.1	$376.2	$0.6	$178.7	$—	$555.6
Accrued expenses	1.2	81.5	8.3	51.5	—	142.5
Income taxes payable	—	—	28.1	2.5	(4.5)	26.1
Deferred revenue	—	1.7	—	0.7	—	2.4
Deferred income taxes	—	72.0	(0.6)	(2.2)	—	69.2

Total current liabilities	1.3	531.4	36.4	231.2	(4.5)	795.8
Long-term debt, net	—	1,551.1	—	60.9	—	1,612.0
Intercompany payable	—	555.9	—	358.6	(914.5)	—
Deferred income taxes	5.7	267.7	0.5	13.7	—	287.6
Other liabilities	—	10.8	0.2	7.1	—	18.1
Stockholders’ equity	765.0	762.3	580.3	154.0	(1,496.6)	765.0

	$772.0	$3,679.2	$617.4	$825.5	$(2,415.6)	$3,478.5

	December 31, 2011
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Cash	$0.1	$4.8	$0.2	$41.0	$—	$46.1
Accounts receivable, net	0.7	585.9	—	204.7	—	791.3
Inventory, net	—	682.1	—	217.0	—	899.1
Income taxes receivable	0.8	28.5	—	—	(29.3)	—
Other current assets	—	2.2	2.1	7.1	—	11.4

Total current assets	1.6	1,303.5	2.3	469.8	(29.3)	1,747.9
Investment in subsidiaries	718.0	607.1	—	—	(1,325.1)	—
Intercompany receivable	7.3	258.3	561.3	—	(826.9)	—
Other assets	—	31.8	0.1	7.3	—	39.2
Property, plant and equipment, net	—	45.2	19.6	42.6	—	107.4
Goodwill	—	512.0	—	49.3	—	561.3
Other intangible assets, net	—	707.2	—	64.7	—	771.9

	$726.9	$3,465.1	$583.3	$633.7	$(2,181.3)	$3,227.7

Trade accounts payable	$—	$328.1	$2.5	$149.0	$—	$479.6
Accrued expenses	0.2	63.1	12.4	33.3	—	109.0
Income taxes payable	—	—	37.1	4.2	(29.3)	12.0
Deferred revenue	—	3.7	—	0.7	—	4.4
Deferred income taxes	—	71.0	(0.6)	(2.2)	—	68.2

Total current liabilities	0.2	465.9	51.4	185.0	(29.3)	673.2
Long-term debt, net	—	1,469.8	—	56.9	—	1,526.7
Intercompany payable	—	530.2	—	296.7	(826.9)	—
Deferred taxes	5.7	269.7	1.0	12.6	—	289.0
Other liabilities	0.1	11.5	0.2	6.1	—	17.9
Stockholders’ equity	720.9	718.0	530.7	76.4	(1,325.1)	720.9

	$726.9	$3,465.1	$583.3	$633.7	$(2,181.3)	$3,227.7

Condensed Consolidated Statements of Operations

(in millions)

	Three Months Ended March 31, 2012
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Sales	$—	1,052.7	$—	$329.9	$—	$1,382.6
Cost of sales	—	883.5	1.0	261.5	—	1,146.0

Gross profit	—	169.2	(1.0)	68.4	—	236.6
Operating expenses	0.3	69.6	25.9	50.6	—	146.4

Operating (loss) income	(0.3)	99.6	(26.9)	17.8	—	90.2
Other (expense) income	—	(128.0)	104.4	(8.0)	—	(31.6)

(Loss) income before taxes	(0.3)	(28.4)	77.5	9.8	—	58.6
Equity in earnings of subsidiary	37.7	55.9	—	—	(93.6)	—
Income tax (benefit)	(0.1)	(10.2)	27.9	3.5	—	21.1

Net income (loss)	$37.5	$37.7	$49.6	$6.3	$(93.6)	$37.5

	Three Months Ended March 31, 2011
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Sales	$—	$771.5	$—	$220.3	$—	$991.8
Cost of sales	—	667.1	0.9	176.8	—	844.8

Gross profit	—	104.4	(0.9)	43.5	—	147.0
Operating expenses	0.2	61.2	20.5	35.5	—	117.4

Operating (loss) income	(0.2)	43.2	(21.4)	8.0	—	29.6
Other (expense) income	—	(94.1)	68.8	(6.1)	—	(31.4)

(Loss) income before taxes	(0.2)	(50.9)	47.4	1.9	—	(1.8)
Equity in earnings of subsidiary	(1.0)	30.0	—	—	(29.0)	—
Income tax (benefit)	(0.1)	(19.9)	17.6	1.7	—	(0.7)

Net (loss) income	$(1.1)	$(1.0)	$29.8	$0.2	$(29.0)	$(1.1)

Condensed Consolidated Statements of Comprehensive Income

(in millions)

	Three Months Ended March 31, 2012
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Net income	$37.5	$37.7	$49.6	$6.3	$(93.6)	$37.5
Other comprehensive income	4.8	4.8	—	(1.2)	(3.6)	4.8

Comprehensive income	$42.3	$42.5	$49.6	$5.1	$(97.2)	$42.3

	Three Months Ended March 31, 2011
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Net income	$(1.1)	$(1.0)	$29.8	$0.2	$(29.0)	$(1.1)
Other comprehensive income	10.4	10.4	—	3.7	(14.1)	10.4

Comprehensive income	$9.3	$9.4	$29.8	$3.9	$(43.1)	$9.3

Condensed Consolidated Statements of Cash Flows

(in millions)

	Three Months Ended March 31, 2012
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Cash flows provided by (used in):
Operating activities	$1.6	$(22.1)	$1.2	$37.6	$—	$18.3
Investing activities	(1.6)	(47.6)	(1.0)	(75.2)	45.5	(79.9)
Financing activities	—	73.6	—	47.5	(45.5)	75.6

Increase (decrease) in cash	—	3.9	0.2	9.9	—	14.0
Effect of exchange rate on cash	—	(3.7)	—	2.4	—	(1.3)
Cash – beginning of period	0.1	4.8	0.2	41.0	—	46.1

Cash – end of period	$0.1	$5.0	$0.4	$53.3	$—	$58.8

	Three Months Ended March 31, 2011
	Parent	Issuer	Guarantors	Non- Guarantors	Elim	Total
Cash flows provided by (used in):
Operating activities	$(0.1)	$33.8	$3.6	$(31.5)	$—	$5.8
Investing activities	(0.1)	12.7	(3.6)	2.9	—	11.9
Financing activities	—	(43.3)	—	12.5	—	(30.8)

Increase (decrease) in cash	(0.2)	3.2	—	(16.1)	—	(13.1)
Effect of exchange rate on cash	—	(1.3)	—	0.3	—	(1.0)
Cash – beginning of period	1.1	4.4	—	50.7	—	56.2

Cash – end of period	$0.9	$6.3	$—	$34.9	$—	$42.1

NOTE 10 – SUBSEQUENT EVENTS

In April 2012, we completed the initial public offering of 22,727,273 shares of common stock at a stock price of $21.00 per share. In connection with the offering, MRC Global Inc. sold 17,045,455 shares resulting in aggregate net proceeds to us of approximately $333.9 million after deducting underwriting discounts and estimated offering expenses. A selling stockholder sold the remaining 5,681,818 shares. The $333.9 million of proceeds were used to repay advances on the Global ABL Facility. The following unaudited pro forma condensed balance sheet reflects the transaction as if it had occurred on March 31, 2012.

	Actual as of March 31, 2012	Pro forma adjustments	Pro forma as of March 31, 2012
Assets
Total current assets	$1,970,509	$—	$1,970,509
Other assets	44,767	—	44,767
Property, plant and equipment, net	114,173	—	114,173
Intangible assets	1,349,009	—	1,349,009

Total assets	$3,478,458	—	$3,478,458

Liabilities and stockholders’ equity
Total current liabilities	$795,784	$—	$795,784
Long-term debt, net	1,611,960	(333,900)	1,278,060
Other long term liabilities	305,693	—	305,693
Shareholders’ equity:
Common stock	844	170	1,014
Preferred stock	—	—	—
Additional paid-in capital	1,284,790	333,730	1,618,520
Retained (deficit)	(499,257)	—	(499,257)
Other comprehensive income	(21,356)	—	(21,356)

Total equity	765,021	333,900	1,098,921

Total liabilities and equity	$3,478,458	$—	$3,478,458

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our financial statements and related notes included elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. All references throughout this section (and elsewhere in this report) to amounts available for borrowing under various credit facilities refer to amounts actually available for borrowing after giving effect to any borrowing base limitations imposed by the facility.

Cautionary Note Regarding Forward-Looking Statements

Management’s Discussion and Analysis of Financial Condition and Results of Operations (as well as other sections of this Quarterly Report on Form 10-Q) contain forward-looking statements, including, for example, statements about our business strategy, our industry, our future profitability, growth in the industry sectors we serve, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions, and estimates and projections of future activity and trends in the oil and natural gas industry. These forward-looking statements are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including the factors described under “Risk Factors”, that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Such risks and uncertainties include, among other things:

•	decreases in oil and natural gas prices;

•	decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors;

•	increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels;

•	U.S. and international general economic conditions;

•	our ability to compete successfully with other companies in our industry;

•	the risk that manufacturers of the products we distribute will sell a substantial amount of goods directly to end users in the industry sectors we serve;

•	unexpected supply shortages;

•	cost increases by our suppliers;

•	our lack of long-term contracts with most of our suppliers;

•	increases in customer, manufacturer and distributor inventory levels;

•	suppliers’ price reductions of products that we sell, which could cause the value of our inventory to decline;

•	decreases in steel prices, which could significantly lower our profit;

•	increases in steel prices, which we may be unable to pass along to our customers, which could significantly lower our profit;

•	our lack of long-term contracts with many of our customers and our lack of contracts with customers that require minimum purchase volumes;

•	changes in our customer and product mix;

•	risks related to our customers’ credit;

•	the potential adverse effects associated with integrating acquisitions into our business and whether these acquisitions will yield their intended benefits;

•	the success of our acquisition strategies;

•	our significant indebtedness;

•	the dependence on our subsidiaries for cash to meet our debt obligations;

•	changes in our credit profile;

•	a decline in demand for certain of the products we distribute if import restrictions on these products are lifted;

•	environmental, health and safety laws and regulations and the interpretation or implementation thereof;

•	the sufficiency of our insurance policies to cover losses, including liabilities arising from litigation;

•	product liability claims against us;

•	pending or future asbestos-related claims against us;

•	the potential loss of key personnel;

•	interruption in the proper functioning of our information systems;

•	loss of third-party transportation providers;

•	potential inability to obtain necessary capital;

•	risks related adverse weather events or natural disasters;

•	impairment of our goodwill or other intangible assets;

•	changes in tax laws or adverse positions taken by taxing authorities in the countries in which we operate;

•	adverse changes in political or economic conditions in the countries in which we operate;

•	exposure to U.S. and international laws and regulations, including the Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs;

•	potential increases in costs and distraction of management resulting from the requirements of being a publicly reporting company;

•	risks relating to evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;

•	the operation of our Company as a “controlled company”; and

•	the limited usefulness of our historic financial statements.

Undue reliance should not be placed on our forward-looking statements. Although forward-looking statements reflect our good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent law requires.

Overview

We are the largest global industrial distributor of PVF and related products and services to the energy industry based on sales and hold the leading position in our industry across each of the upstream (exploration, production and extraction of underground oil and natural gas), midstream (gathering and transmission of oil and natural gas, natural gas utilities and the storage and distribution of oil and natural gas) and downstream (crude oil refining, petrochemical and chemical, processing and general industrials) sectors. Globally, we have two operating segments through which we serve our customers in over 400 service locations. Our North American segment includes over 175 branch locations, six distribution centers in the U.S., one distribution center in Canada, 12 valve automation service centers and over 150 third party pipe yards located in the most active oil and natural gas regions in North America. Our International segment includes over 40 branch locations throughout Europe, Asia and Australasia with distribution centers in the United Kingdom, Singapore and Australia and 10 automation service centers in Europe and Asia. We offer a wide array of PVF and oilfield supplies encompassing a complete line of products from our global network of suppliers to our more than 12,000 customers. We are diversified by geography, the industry sectors we serve and the products we sell. We seek to provide best-in-class service to our customers by satisfying the most complex, multi-site needs of many of the largest companies in the energy and industrial sectors as their primary PVF supplier. We believe the critical role we play in our customers’ supply chain, together with our extensive product offering, broad global presence, customer-linked scalable information systems and efficient distribution capabilities, serve to solidify our long-standing customer relationships and drive our growth. As a result, we have an average relationship of over 20 years with our largest 25 customers.

Key Drivers of Our Business

Our revenues are predominantly derived from the sale of PVF and other oilfield and industrial supplies to the energy sector in North America, Europe, Asia and Australasia. Our business is therefore dependent upon both the current conditions and future prospects in the energy industry and, in particular, maintenance and expansionary operating and capital expenditures by our customers in the upstream, midstream and downstream sectors of the industry. Long-term growth in spending has been, and we believe will continue to be, driven by several factors, including underinvestment in global energy infrastructure, growth in shale and unconventional exploration and production (E&P) activity, and anticipated strength in the oil, natural gas, refined products, petrochemical and other industrial sectors. The outlook for future oil, natural gas, refined products, petrochemical and other industrial PVF spending is influenced by numerous factors, including the following:

•

Oil and Natural Gas Prices. Sales of PVF and related products to the oil and natural gas industry constitute a significant portion of our sales. As a result, we depend upon the oil and natural gas industry and its ability and willingness to make maintenance and capital expenditures to explore for, produce and process oil and natural gas and refined products. Oil and natural gas prices, both current and projected, along with the costs necessary to produce oil and gas, impact other drivers of our business, including, E&P spending, additions and maintenance to pipeline mileage, refinery utilization and petrochemical and other industrial processing activity.

•

Steel Prices, Availability and Supply and Demand. Fluctuations in steel prices can lead to volatility in the pricing of the products we distribute, especially carbon steel tubular products, which can influence the buying patterns of our customers. A majority of the products we distribute contain various types of steel. The worldwide supply and demand for these products, or other steel products that we do not supply, impacts the pricing and availability of our products and, ultimately, our sales and operating profitability.

•

Economic Conditions. The demand for the products we distribute is dependent on the general economy, the energy and industrials sectors and other factors. Changes in the general economy or in the energy and industrials sectors (domestically or internationally) can cause demand for the products we distribute to materially change.

•

Customer, Manufacturer and Distributor Inventory Levels of PVF and Related Products. Customer, manufacturer and distributor inventory levels of PVF and related products can change significantly from period to period. Increases in our customers’ inventory levels can have an adverse effect on the demand for the products we distribute when customers draw from their inventory rather than purchase new products. Reduced demand, in turn, would likely result in reduced sales volume and profitability. Increased inventory levels by manufacturers or other distributors can cause an oversupply of PVF and related products in the industry sectors we serve and reduce the prices that we are able to charge for the products we distribute. Reduced prices, in turn, would likely reduce our profitability. Conversely, decreased customer and manufacturer inventory levels may ultimately lead to increased demand for our products and would likely result in increased sales volumes and overall profitability.

Recent Trends and Outlook

During the first quarter of 2012, oil prices remained strong with an average price of approximately $103 per barrel for West Texas Intermediate (“WTI”), which was approximately 9% above the average for the first quarter of 2011. Natural gas prices declined to an average price of $2.44/Mcf (Henry Hub) for the first quarter of 2012 from an average of $4.07/Mcf in the first quarter of 2011. At March 31, 2012, the natural gas price was $2.00/Mcf (Henry Hub). Behind the strength of oil prices, North American drilling activity has increased 12% in the first three months of 2012 as compared to the same period of 2011. We continue to see a shift in rig utilization from natural gas to oil, with average oil drilling representing over 65% of the total North American rig count during the first three months of 2012 up from 52% for the same time period in 2011.

Activity levels in the upstream sector remain strong. In the U.S., the average total rig count was up 16% in the first quarter of 2012 as compared to the first quarter of 2011. Continued development within the Eagle Ford and Bakken shale regions and the Permian Basin primarily drove this increase in rig count. In Canada, the average total rig count for the first quarter of 2012 was flat as compared to the same period in 2011. However, maintenance, repair and operations (“MRO”) activity, particularly in the heavy oil and tar sands regions has remained strong, mitigating the downturn experienced in shallow natural gas drilling elsewhere in Canada.

The midstream sector, which includes gathering, transmission pipelines and natural gas utilities, is our fastest growing sector. New wells coming on line and the continued need for infrastructure within the shale basins has driven this growth in gathering and transmission. As a result of the shift in E&P activity from natural gas to oil, we have experienced a shifting in activity from the primarily natural gas regions of the Barnett, Haynesville, Woodford, and Fayetteville shales to the Bakken, Eagle Ford, and Niobrara shales and the Permian Basin, which are heavier producing regions for oil and natural gas liquids. At the same time, increasing focus on pipeline integrity work and the need for utilities to repair or replace aging pipeline infrastructure has had a similar positive impact on the gas utilities portion of our midstream business.

Our downstream and other industrials sector performance continues to improve. Within refining, market participants still appear cautious with respect to major capital spending because of international refining capacity additions, higher crude oil prices and relatively low margins relative to longer term historical levels. However, we believe there will be increased turnaround activity by our major customers in our U.S. refining sector in 2012 and 2013 due to customers’ delays in routine turnaround activity for maintenance and repair in recent years.

Internationally we continue to see some improvement in prospects, although in Europe the outlook will be partly driven by Eurozone sentiment that will impact market confidence. Our Australasian business benefitted from the March 2012 acquisition of MRC PSA and early indications of business activity post acquisition are encouraging. Refining customers remain cautious particularly with the shift in production from Europe to Asia.

We determine backlog by the amount of unshipped third-party customer orders, either specific or general in nature (including orders held under pipe programs), which the customer may revise or cancel in certain instances. There can be no assurance that the backlog amounts will be ultimately realized as revenue, or that we will earn a profit on the backlog of orders. Our backlog at March 31, 2012 was $948 million, including $775 million in our North American segment and $173 million in our International segment. We believe the key drivers for our business in our primary end markets remain strong, and we expect full year 2012 revenues to be between $5.4 and $5.6 billion. Due to our improved first quarter performance and our favorable product mix in our inventory from our 2011 inventory rebalance and purchasing strategy, we expect our Adjusted Gross Profit percentage to be 18% to 19% and Adjusted EBITDA percentage to be between 8.0% and 8.5% in 2012.

The following table shows key industry indicators for the three months ended March 31, 2012 and 2011:

	Three Months Ended
	March 31, 2012	March 31, 2011
Average Rig Count(1):
United States	1,990	1,716
Canada	585	587

Total North America	2,575	2,303
International	1,189	1,166

Total Worldwide	3,764	3,469

Average Oil Rig Count(1):
United States	1,262	813
Canada	418	385

Total North America	1,680	1,198

Average Natural Gas Rig Count(1):
United States	725	900
Canada	165	184

Total North America	890	1,084

Average Commodity Prices(2):
WTI crude oil (per barrel)	$102.87	$94.07
Brent crude oil (per barrel)	$118.71	$105.45
Natural gas ($/Mcf)	$2.44	$4.07
Average Monthly Well Permits(3)	5,962	5,018
3:2:1 Crack Spread(4)	$36.25	$23.55
PMI Index (5)	53.4	59.7

(1)	Source—Baker Hughes (www.bakerhughes.com) (Total rig count includes oil, natural gas and other rigs.)
(2)	Source—Department of Energy, EIA (www.eia.gov)
(3)	Source—RigData (U.S.)
(4)	Source—Commodity Systems, Inc.
(5)	Source—Institue for Supply Management

The breakdown of our sales by sector for the three months ended March 31, 2012 and 2011 was as follows:

	Three Months Ended
	March 31, 2012		March 31, 2011
Upstream	$649.8	47%	$466.2	47%
Midstream	359.5	26%	228.1	23%
Downstream and other industrials	373.3	27%	297.5	30%

	$1,382.6	100%	$991.8	100%

Sales to the upstream sector totaled $649.8 million for the three months ended March 31, 2012 compared to $466.2 million for the same period in 2011, an increase of 39%.

In the midstream sector, we generated revenue growth of 58% to $359.5 million in the first three months of 2012 as compared to $228.1 million the first three months of 2011. Revenue from our gathering and transmission customers increased 40% in the first quarter of 2012 as compared to 2011, while revenue from our natural gas utilities customers increased approximately 67% in the first quarter of 2012 as compared to 2011.

Our downstream and other industrials sector sales improved 25% to $373.3 million in the first quarter of 2012 as compared to $297.5 million in the first quarter of 2011. Approximiately half of this growth was attributable to our international acquisitions of MRC SPF and MRC PSA which are more heavily weighted toward downstream and other industrials than the business as a whole. In North America, the downstream sector grew 12% over this same time period.

Three Months Ended March 31, 2012 Compared to the Three Months Ended March 31, 2011

For the three months ended March 31, 2012 and 2011 the following table summarizes our results of operations (in millions). Corporate administrative costs are included in the North American segment.

	Three Months Ended March 31,		$ Change	% Change
	2012	2011
Sales:
North America	$1,260.9	$932.4	$328.5	35.2%
International	121.7	59.4	62.3	104.9%

Consolidated	$1,382.6	$991.8	$390.8	39.4%

Gross profit:
North America	$204.2	$129.2	$75.0	58.0%
International	32.4	17.8	14.6	82.0%

Consolidated	$236.6	$147.0	$89.6	61.0%

Selling, general and administrative expenses:
North America	$119.4	$101.3	$18.1	17.9%
International	27.0	16.1	10.9	67.7%

Consolidated	$146.4	$117.4	$29.0	24.7%

Operating income:
North America	$84.8	$27.9	$56.9	203.9%
International	5.4	1.7	3.7	217.6%

Consolidated	$90.2	$29.6	$60.6	204.7%
Interest expense	(33.7)	(33.5)	(0.2)	0.6%
Write off of deferred financing fees	(1.7)	—	(1.7)	N/M
Other, net	3.8	2.1	1.7	81.0%
Income tax (expense) benefit	(21.1)	0.7	(21.8)	N/M

Net income (loss)	$37.5	$(1.1)	$38.6	N/M

Adjusted Gross Profit	$259.9	$173.5	$86.4	49.8%

Adjusted EBITDA	$115.2	$60.0	$55.2	92.0%

Sales. Sales include the revenue recognized from the sale of the products we distribute and services to customers and freight billings to customers, less cash discounts taken by customers in return for their early payment of our invoices to them. Our sales increased 39% to $1,382.6 million for the three months ended March 31, 2012 as compared to $991.8 million for the three months ended March 31, 2011.

North American Segment—Our North American sales increased to $1,260.9 million for the three months ended March 31, 2012 from $932.4 million for the three months ended March 31, 2011. The 35% increase was due to an increase in volume related to the improved business environment, in particular, the upstream and midstream sectors, which have been driven by activity levels in the oil and natural gas shale regions in the U.S. as well as the heavy oil and tar sands regions of Canada.

International Segment—Our International sales increased to $121.7 million for the three months ended March 31, 2012 from $59.4 million for the same period in 2011. Approximately $48.5 million of this increase was due to the acquisition of MRC SPF in June 2011 and the acquisition of MRC PSA in March of 2012. The remainder of the increase is due to an improvement in activity in Europe and Asia.

Gross Profit. Our gross profit was $236.6 million (17.1% of sales) for the three months ended March 31, 2012 as compared to $147.0 million (14.8% of sales) for the three months ended March 31, 2011. The 230 basis points improvement in gross profit percentage was driven by a favorable change in product mix and the leveraging of the fixed cost component of cost of sales.

North American Segment—Gross profit for our North American segment increased to $204.2 million (16.2% of sales) for the three months ended March 31, 2012 from $129.2 million (13.9% of sales) for the three months ended March 31, 2011. The increase of $75.0 million was due primarily to an increase in the volume of products sold year over year. The rig count increased 12% for that same period.

International Segment—Gross profit for our International segment increased to $32.4 million (26.6% of sales) for the three months ended March 31, 2012 from $17.8 million (30.0% of sales) for the three months ended March 31, 2011, an improvement of $14.6 million. The increase in gross profit was largely attributable to the acquisitions of MRC SPF and MRC PSA, while the remainder of the increase is due to organic growth in sales for the international segment, particularly in Europe and Asia. The decrease in the gross profit percentage reflects the change in the mix of products resulting from the acquisitions of MRC SPF and MRC PSA.

Certain purchasing costs and warehousing activities (including receiving, inspection and stocking costs), as well as general warehousing expenses, are included in selling, general and administrative expenses and not in cost of sales. As such, our gross profit may not be comparable to others that may include these expenses as a component of cost of sales. Purchasing and warehousing costs approximated $8.2 million and $6.2 million for the three months ended March 31, 2012 and 2011.

Adjusted Gross Profit. Adjusted Gross Profit increased to $259.9 million (18.8% of sales) for the three months ended March 31, 2012 from $173.5 million (17.5% of sales) for the three months ended March 31, 2011, an improvement of $86.4 million. We define Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, and plus or minus the impact of our LIFO inventory costing methodology. We present Adjusted Gross Profit because we believe it is a useful indicator of our operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions in which they have been involved. Similarly, gross profit results vary substantially from company to company depending upon whether they elect to utilize the LIFO method and depending upon which method they may elect. In particular, we believe that Adjusted Gross Profit is a useful indicator of our operating performance because Adjusted Gross Profit measures our Company’s operating performance without regard to acquisition transaction-related amortization expenses. We use Adjusted Gross Profit as a key performance indicator in managing our business. We believe that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

The following table reconciles Adjusted Gross Profit with our gross profit, as derived from our financial statements (in millions):

	Three Months Ended March 31,
	2012	Percentage of Revenue	2011	Percentage of Revenue
Gross profit, as reported	$236.6	17.1%	$147.0	14.8%
Depreciation and amortization	4.1	0.3%	4.0	0.4%
Amortization of intangibles	12.3	0.9%	12.4	1.3%
Increase in LIFO reserve	6.9	0.5%	10.1	1.0%

Adjusted Gross Profit	$259.9	18.8%	$173.5	17.5%

Selling, General and Administrative (“SG&A”) Expenses. Costs such as salaries, wages, employee benefits, rent, utilities, communications, insurance, fuel and taxes (other than state and federal income taxes) that are necessary to operate our branch and corporate operations are included in selling, general and administrative expenses. Also contained in this category are certain items that are nonoperational in nature, including certain costs of acquiring and integrating other businesses. Our selling, general and administrative expenses were $146.4 million (10.6% of sales) for the three months ended March 31, 2012 as compared to $117.4 million (11.8% of sales) for the three months ended March 31, 2011.

North American Segment—Our North American SG&A increased to $119.4 million for the three months ended March 31, 2012 from $101.3 million for the three months ended March 31, 2011. The $18.1 million increase was primarily due to additional personnel costs such as overtime and incentives and other costs directly related to the increase in business activity.

International Segment—Our International segment’s SG&A increased to $27.0 million for the three months ended March 31, 2012 from $16.1 million for the three months ended March 31, 2011. The $10.9 million increase is primarily related to the March 2012 and mid-2011acquisitions of MRC PSA and MRC SPF, respectively, while the remainder of the increase is due to the increase in business activity.

Operating Income. Operating income was $90.2 million for the three months ended March 31, 2012, as compared to operating income of $29.6 million for the three months ended March 31, 2011, an improvement of $60.6 million.

North American Segment— Operating income for our North American segment increased to $84.8 million for the three months ended March 31, 2012 from $27.9 million for the three months ended March 31, 2011. The improvement of $56.9 million was driven by an increase in gross profit of $75.0 million offset by a $18.1 million increase in selling, general and administrative expenses.

International Segment- Operating income for our International segment increased to $5.4 million for the three months ended March 31, 2012 from $1.7 million for the three month ended March 31, 2011. The improvement of $3.7 million was driven by an increase in gross profit of $14.6 million offset by a $10.9 million increase in selling, general and administrative expenses.

Interest Expense. Our interest expense was $33.7 million for the three months ended March 31, 2012 as compared to $33.5 million for the three months ended March 31, 2011.

Other Income (Expense). We use derivative instruments to help manage our exposure to interest rate risks and certain foreign currency risks. The change in the fair market value of our derivatives resulted in earnings of $2.1 million and $1.9 million during the three months ended March 31, 2012 and March 31, 2011, respectively. In March 2012, we refinanced certain of our credit facilities. As a result of their termination, we wrote off and expensed $1.7 million in debt issuance costs.

Income Tax (Expense) Benefit. Our income tax expense was $21.1 million for the three months ended March 31, 2012, as compared to an income tax benefit of $0.7 million for the three months ended March 31, 2011. Our effective tax rates were 36.0% and 38.0% for the three months ended March 31, 2012 and 2011, respectively. These rates differ from the federal statutory rate of 35% principally as a result of state income taxes and differing foreign income tax rates.

Net Income (Loss). Our net income was $37.5 million for the three months ended March 31, 2012 as compared to a $1.1 million net loss for the three months ended March 31, 2011, an improvement of $38.6 million.

Adjusted EBITDA. We define Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles and other non-cash charges (such as gains/losses on the early extinguishment of debt, changes in the fair value of derivative instruments and goodwill impairment) and plus or minus the impact of our LIFO inventory costing methodology. Adjusted EBITDA was $115.2 million for the three months ended March 31, 2012, as compared to $60.0 million for the three months ended March 31, 2011. This Adjusted EBITDA increase of $55.2 million over that period was primarily due to the increase in gross profit and other factors noted above.

Adjusted EBITDA is an important measure under our Global ABL credit facility. In addition, we believe it provides investors a helpful measure for comparing our operating performance with the performance of other companies that have different financing and capital structures or tax rates. We believe that net income (loss) is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted EBITDA. The calculation of Adjusted EBITDA is consistent with the computation of Consolidated Cash flow, as defined in the indenture governing the Notes, except for the change in the LIFO reserve, which would not be an adjustment in determining Consolidated Cash Flow.

The following table reconciles Adjusted EBITDA with our net income (loss), as derived from our financial statements (in millions):

	Three Months Ended March 31,
	2012	2011
Net income (loss)	$37.5	$(1.1)
Income tax expense (benefit)	21.1	(0.7)
Interest expense	33.7	33.5
Write off of debt issuance costs	1.7	—
Depreciation and amortization	4.1	4.0
Amortization of intangibles	12.3	12.4
Increase in LIFO reserve	6.9	10.1
Change in fair value of derivative instruments	(2.1)	(1.9)
Equity-based compensation expense	1.8	1.5
Legal and consulting expenses	(1.2)	1.2
Other non-cash expenses	(0.6)	1.0

Adjusted EBITDA	$115.2	$60.0

Liquidity and Capital Resources

Our primary sources of liquidity consist of cash generated from our operating activities, existing cash balances and borrowings under our existing revolving credit facilities. At March 31, 2012, our total liquidity including cash on hand was $496 million. On a pro forma basis, taking into consideration the proceeds from our initial public offering, liquidity would have been $830 million. Our ability to generate sufficient cash flows from our operating activities will continue to be primarily dependent on our sales of products and services to our customers at margins sufficient to cover our fixed and variable expenses. As of March 31, 2012 and December 31, 2011, we had cash and cash equivalents of $58.8 million and $46.1 million, respectively. As of March 31, 2012 and December 31, 2011, $53.2 million and $41.0 million of our cash and cash equivalents was maintained in the accounts of our various foreign subsidiaries and, if such amounts were transferred among countries or repatriated to the U.S., such amounts may be subject to additional tax liabilities, which would be recognized in our financial statements in the period during which such decision was made. We have the intent and ability to permanently reinvest the cash held by our foreign subsidiaries and there are currently no plans that require the repatriation of such amounts.

In March 2012, we entered into a new multi-currency global asset-based revolving credit facility (the “Global ABL Facility”) which replaced our then existing asset-based lending credit facility (“ABL Credit Facility”), our MRC Transmark term loan and revolving credit facility and our MRC Transmark overdraft facility. The five-year Global ABL Facility is comprised of $1.25 billion of total revolving credit facilities, including $1.025 billion in the United States, $145 million in Canada, $12 million in the United Kingdom, $52 million in Australia, $9 million in the Netherlands and $7 million in Belgium. The facility contains an accordion feature that allows us to increase the principal amount of the facility by up to $300 million.

Each of our wholly owned material U.S. subsidiaries guarantees the obligations of our borrower subsidiaries under the Global ABL Facility. Obligations under the U.S. tranche are primarily secured, subject to certain exceptions, by a first-priority security interest in the accounts receivable, inventory and related assets of our wholly owned, material U.S. subsidiaries. The obligations of any of our foreign borrower subsidiaries are primarily secured, subject to certain exceptions, by:

•	a first-priority security interest in the accounts receivable, inventory and related assets of the foreign subsidiary and the wholly owned material U.S. subsidiaries and

•

a first-priority pledge by the foreign borrower subsidiary of the equity interests of its direct wholly owned restricted subsidiaries incorporated in the relevant borrower jurisdictions and intercompany debt instruments held by the foreign borrower subsidiary.

No property of our foreign subsidiaries secures the U.S. tranche. The security interest in accounts receivable, inventory and related assets of the U.S. borrower subsidiaries ranks prior to the security interest in this collateral which secures our 9.5% senior secured notes.

Each of our foreign borrower subsidiaries has a separate stand alone borrowing base that limits the foreign subsidiary’s ability to borrow under its respective tranche, provided that the foreign subsidiaries may utilize excess availability under the U.S. tranche to borrow amounts in excess of their respective borrowing bases (but not to exceed the applicable commitment amount for the foreign subsidiary’s jurisdiction), which utilization will reduce availability under the U.S. tranche dollar for dollar.

Our ability to borrow in each jurisdiction, other than Belgium, under the facility is limited by a borrowing base in that jurisdiction equal to 85% of eligible receivables, plus the lesser of 70% of eligible inventory and 85% of appraised net orderly liquidation value of the inventory. In Belgium, our borrowing is limited by a borrowing base in Belgium equal to:

•	for Belgian inventory subject to a pledge under Belgian law, 50% of the lesser of 70% of the net book value and 85% of the appraised net orderly liquidation value of eligible inventory; and

•	for Belgian inventory subject to a possessory pledge under Belgian law, 70% of the net book value and 85% of the appraised net orderly liquidation value of eligible inventory.

The facility initially bears interest at LIBOR plus a margin of 1.75%; from and after September 1, 2012 the margin will vary between 1.50% and 2.00% based on our fixed charge coverage ratio.

We also have $1.05 billion of 9.50% senior secured notes due December 15, 2016 (the “notes”) outstanding.

In April 2012, we completed our initial public offering which generated net proceeds of approximately $333.9 million. The proceeds were used to pay down borrowings against our Global ABL Facility.

Our credit ratings are below “investment grade” and, as such, could impact both our ability to raise new funds as well as the interest rates on our future borrowings. Our ability to incur additional debt is restricted by our existing obligations. We were in compliance with the covenants contained in the indenture governing our senior secured notes and various credit facilities as of and during the three months ended March 31, 2012 and we expect to be in compliance for the next twelve months.

Cash Flows

The following table sets forth our cash flows for the periods indicated below (in millions):

	Three Months Ended
	March 31, 2012	March 31, 2011
Net cash (used in) provided by:
Operating activities	$18.3	$5.8
Investing activities	(79.9)	11.9
Financing activities	75.6	(30.8)

Net increase (decrease) in cash and cash equivalents	$14.0	$(13.1)

Operating Activities

Net cash provided by operating activities was $18.3 million during the three months ended March 31, 2012 compared to net cash provided by operating activities of $5.8 million during the three months ended March 31, 2011. The increase in net cash provided by operations was primarily the result of an increase in net income offset by working capital requirements necessary to meet the demands of increased business activity levels.

Investing Activities

Net cash used in investing activities was $79.9 million for the three months ended March 31, 2012, compared $11.9 million provided by for the three months ended March 31, 2011. The $91.8 million increase in cash used in investing activities is primarily due to the acquisition of MRC PSA which required $72.8 million of cash during the quarter. Although not finalized, the MRC PSA purchase price is subject to a working capital adjustment under which we currently expect to make a payment of approximately $16.1 million during the second quarter of 2012. Our capital expenditures were $4.5 million for the three months ended March 31, 2012 and $2.0 million for the three months ended March 31, 2011. Excluding acquisitions, we expect capital expenditures in 2012 to be $20 million to $22 million. This level of capital expenditures is typical for our business.

Financing Activities

Net cash provided by financing activities was $75.6 million for the three months ended March 31, 2012, compared to net cash used in financing activities of $30.8 million used for the three months ended March 31, 2011. These activities generally reflect advances and payments on our revolving credit facilities. During the three months ended March 31, 2012, we advanced $114.1 million under such facilities primarily to fund the acquisition of MRC PSA as well as the $31.5 million repayment of the MRC Transmark term loan facility. By contrast, for the same period in 2011 we repaid $30.8 million under these facilities.

New Accounting Standards

There have been no developments with respect to recently issued accounting standards, the expected adoption of which would materially impact our consolidated financial statements, aside from those disclosed in our consolidated financial statements and notes thereto for the year ended December 31, 2011, see “Item 7: “Management’s Discussion and Analysis of Financial Condition and Results from Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Critical Accounting Policies

The preparation of financial statement, in conformity with accounting principles generally accepted in the United States of America, requires management to make judgements, estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses in the financial statements. Management bases its estimates on historical experience and other assumptions, which it believes are reasonable. If actual amounts are ultimately different from these estimates, the revisions are included in our results of operations for the period in which the actual amounts become known.

Accounting policies are considered critical when they require management to make assumptions about matters that are highly uncertain at the time the estimates are made and when there are different estimates that management reasonably could have made, which would have a material impact on the presentation of our financial condition, changes in our financial condition or results of operations. For a description of our critical accounting policies, , see “Item 7: “Management’s Discussion and Analysis of Financial Condition and Results from Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

For quantitative and qualitative disclosures about market risk, see “Item 7A: Quantitative and Qualitative Disclosures About Market Risk” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

ITEM 4. CONTROLS AND PROCEDURES

Evaluation of disclosure controls and procedures.

As of March 31, 2012, we have reviewed, under the direction of our Chief Executive Officer and Chief Financial Officer, the Company’s disclosure controls and procedures, as defined in Exchange Act Rule 13a-15(e). Based upon and as of the date of that review, the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were effective to ensure that information required to be disclosed in the reports that the Company files or submits under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures.

Changes in internal control over financial reporting.

There were no changes in our internal control over financial reporting that occurred during the first three months of 2012 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II-OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

From time to time, we have been subject to various claims and involved in legal proceedings incidental to the nature of our businesses. We maintain insurance coverage to reduce financial risk associated with certain of these claims and proceedings. It is not possible to predict the outcome of these claims and proceedings. However, in our opinion, there are no material pending legal proceedings that are likely to have a material effect on our business, financial condition or results of operations, although it is possible that the resolution of certain actual, threatened or anticipated claims or proceedings could have a material adverse effect on our results of operation in the period of resolution.

Also, from time to time, in the ordinary course of our business, our customers may claim that the products that we distribute are either defective or require repair or replacement under warranties that either we or the manufacturer may provide to the customer. These proceedings are, in the opinion of management, ordinary and routine matters incidental to our normal business. Our purchase orders with our suppliers generally require the manufacturer to indemnify us against any product liability claims, leaving the manufacturer ultimately responsible for these claims. In many cases, state, provincial or foreign law provides protection to distributors for these sorts of claims, shifting the responsibility to the manufacturer. In some cases, we could be required to repair or replace the products for the benefit of our customer and seek our recovery from the manufacturer for our expense. In the opinion of management, the ultimate disposition of these claims and proceedings are not expected to have a material adverse effect on our financial position, results of operations or cash flows, although it is possible that the resolution of certain actual, threatened or anticipated claims or proceedings could have a material adverse effect on our results of operation in the period of resolution.

For information regarding asbestos cases in which we are a defendant and other claims and proceedings, see Note 8 – Commitments and Contingencies to our unaudited condensed financial statements.

ITEM 1A. RISK FACTORS

We are affected by risks specific to us as well as factors that affect all businesses operating in a global market. The significant factors known to us that could materially adversely affect our business, financial condition, or operating results are described in Item 2 of Part I above and in Part I, Item 1a of our most recently posted Annual Report on Form 10-K under “Risk Factors”. There has been no material change in those risk factors.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

None.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4. MINING SAFETY DISCLOSURES

None.

ITEM 5. OTHER INFORMATION

None.

ITEM 6. EXHIBITS

Number	Description

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-K (File No. 001-35479) filed with the SEC on April 17, 2012).

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to Form 8-K (File No. 001-35479) filed with the SEC on April 17, 2012).

10.1	Amended and Restated Loan, Security and Guarantee Agreement, dated as of March 27, 2012, among McJunkin Red Man Corporation, Greenbrier Petroleum Corporation, McJunkin Red Man Development Corporation, Midway–Tristate Corporation, Milton Oil & Gas Company, MRC Management Company, Ruffner Realty Company and The South Texas Supply Company, Inc., as U.S. Borrowers and Guarantors, MRC Transmark Pty Ltd and MRC SPF Pty Ltd., as Australian Borrowers, MRC Transmark NV, as a Belgian Borrower, Midfield Supply ULC, as a Canadian Borrower, MRC Transmark B.V. and MRC Transmark International B.V., as Dutch Borrowers, MRC Transmark Holdings UK Limited, MRC Transmark Limited, MRC Transmark (Dragon) Limited and MRC SPF Scanfit Limited, as UK Borrowers, any other Borrower party thereto from time to time and certain Persons party thereto from time to time as Guarantors, certain financial institutions, as lenders, Bank of America, N.A., as Administrative Agent and Collateral Agent, and Barclays Bank PLC and Wells Fargo Capital Finance LLC, as Co-Syndication Agents (incorporated by reference to Exhibit 10.1 to Amendment No. 2 to the Registration Statement on Form S-1 of MRC Global Inc. (formerly known as McJunkin Red Man Holding Corporation) (No. 333-178980), filed with the SEC on March 28, 2012).

10.2	Registration Rights Agreement between MRC Global Inc. and PVF Holding LLC, dated as of April 11, 2012.

10.2.1	Amendment No. 2 to the Amended and Restated Registration Rights Agreement, dated as of April 11, 2012, by and among MRC Global Inc, PVF Holdings LLC and the other parties thereto.

10.3	Form of Indemnification Agreement between MRC Global Inc. (formerly known as McJunkin Red Man Holding Corporation) and Directors (incorporated by reference to Exhibit 10.4 to Amendment No. 1 to the Registration Statement on Form S-1 of MRC Global Inc. (formerly known as McJunkin Red Man Holding Corporation) (No. 333-178980), filed with the SEC on March 6, 2012).

10.3.1	Form of Indemnification Agreement between MRC Global Inc. (formerly known as McJunkin Red Man Holding Corporation) and Executive Officers (incorporated by reference to Exhibit 10.4.1 to Amendment No. 1 to the Registration Statement on Form S-1 of MRC Global Inc. (formerly known as McJunkin Red Man Holding Corporation) (No. 333-178980), filed with the SEC on March 6, 2012).

10.4	Governance Agreement, by and between MRC Global Inc. and PVF Holdings LLC, dated as of April 11, 2012.

31.1	Certification of the Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended, and Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of the Chief Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) promulgated under the Securities Exchange Act of 1934, as amended, and Item 601(b)(31) of Regulation S-K, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32	Certification of the Chief Executive Officer and the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MRC GLOBAL INC.

By:	/s/ James E. Braun
James E. Braun Executive Vice President and Chief Financial Officer

Date: May 7, 2012

Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

by and between

PVF HOLDINGS LLC

and

MRC GLOBAL INC.

Dated as of April 11, 2012

This REGISTRATION RIGHTS AGREEMENT is made as of April 11, 2012, by and between MRC Global Inc., a Delaware corporation (the “Company”), and PVF Holdings LLC, a Delaware limited liability company (“PVF”).

W I T N E S S E T H:

WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of the shares of common stock of the Company under the Securities Act; and

WHEREAS, the parties hereto are entering into this agreement in accordance with the terms of Section 12.9(c) of the Amended and Restated Limited Liability Company Agreement of PVF, dated as of October 31, 2007, as amended (the “LLC Agreement”).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:

1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(b).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“automatic shelf registration statement” has the meaning set forth in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Claims” has the meaning set forth in Section 2.9(a).

“Common Equity” means the common equity securities of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Equity Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Equity or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Common Equity or other equity securities of the Company).

“Company” has the meaning set forth in the preamble.

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a)(i).

“Demand Registration” has the meaning set forth in Section 2.1(a)(i).

“Demand Registration Request” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Equity is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities and (xi) expenses for securities law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means PVF, any Person who is a party to this Agreement or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall assign or transfer any rights hereunder, provided that such transferee has agreed in writing to be bound by this Agreement in respect of such Registrable Securities.

“Initiating Holder” has the meaning set forth in Section 2.1(a)(i).

“IPO” means the first underwritten public offering of the common stock of the Company to the general public pursuant to a registration statement filed with the SEC.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

“LLC Agreement” has the meaning set forth in the Recitals.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning set forth in Section 2.1(c).

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning set forth in Section 2.1(a)(iii).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iii).

“Postponement Period” has the meaning set forth in Section 2.1(b).

“PVF” has the meaning set forth in the preamble.

“PVF Distribution Date” means the date on which all of the shares of Common Equity held by PVF have been distributed or otherwise transferred to the holders of equity interests in PVF.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (a) any shares of Common Equity held by the Holders at any time (including those held as a result of the conversion or exercise of Common Equity Equivalents) and (b) any shares of Common Equity issued or issuable, directly or indirectly in exchange for or with respect to the Common Equity referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.3.

“SEC” means the Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Valid Business Reason” has the meaning set forth in Section 2.1(b).

“WKSI” has the meaning set forth in Section 2.4.

2. Registration Rights.

2.1. Demand Registrations.

(a) (i) Subject to Sections 2.1(b) and 2.3, at any time and from time to time after the closing of the IPO, PVF shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Any such request by PVF pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, PVF shall be referred to herein as the “Initiating Holder”). As promptly as practicable, but no later than five (5) Business Days after receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all other Holders of record of Registrable Securities, if any.

(ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holder and (y) the Registrable Securities of any other Holder of Registrable Securities, if any, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within twenty (20) days after the receipt of the Demand Exercise Notice (or fifteen (15) days if, at the request of the Initiating Holder, the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

(iii) The Company shall, as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (y) if requested by PVF, obtain acceleration of the effective date of the registration statement relating to such registration.

(iv) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, to effect such Partner Distribution.

(v) Notwithstanding anything to the contrary in this Section 2.1(a), PVF shall have the right to require the Company to include all or part of its Registrable Securities in the registration statement filed in connection with the IPO. PVF may make the request referred to in this Section 2.1(a)(v) at any time prior to such registration statement being declared effective by the SEC by providing written notice of such request to the Company, which notice shall include the number of Registrable Securities to be included in such Registration Statement. Any such request made pursuant to this Section 2.1(a)(v) shall be treated in the same manner as a Demand Registration made hereunder, and PVF shall be entitled to all the benefits and protections of this Agreement, including but not limited to, Section 2.9 hereof, in connection with the registration of its Registrable Securities in the IPO pursuant to this Section 2.1(a)(v).

(b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of one hundred and eighty (180) days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; (ii) the Company shall not be required to effect more than six (6) Demand Registrations for PVF; and (iii) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction or event involving the Company or any of its subsidiaries (a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than three (3) months after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than three (3) months after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iii), the “Postponement Period”); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until nine (9) months after the expiration of such Postponement Period.

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (iii) above, the Company shall not, during the period of postponement or withdrawal, register any Common Equity, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three (3) months after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holder shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iii) of Section 2.1(b) above.

(c) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration; provided that in each case, each such underwriter is reasonably satisfactory to PVF.

2.2. Piggyback Registrations.

(a) If, at any time after the IPO, the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give prompt written notice (in any event within five (5) Business Days after receipt of notice of any exercise of demand registration rights by any Person) of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within twenty (20) days following the receipt of any such written notice (or fifteen (15) days if the Company states that such registration will be on a Form S-3) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall, subject to Sections 2.2(c), 2.3 and 2.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof, which may include a Partner Distribution) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto pursuant to a Form 8-K. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Equity or shares of Common Equity held by the Company as treasury shares and (ii) any other shares of Common Equity which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holder.

(c) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(e) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder.

2.3. Allocation of Securities Included in Registration Statement.

(a) If any requested registration made pursuant to Section 2.1 involves an underwritten offering and the Manager of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Majority Participating Holders, the Company shall use its reasonable best efforts to include in such registration:

(i) first, all Registrable Securities requested to be included in such registration by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

Notwithstanding anything in this Section 2.3(a) to the contrary, no employee shareholder of the Company will be entitled to include Registrable Securities in a registration requested by PVF pursuant to Section 2.1 to the extent the Manager of such offering shall determine in good faith that the participation of such employee shareholder would adversely affect the marketability of the securities being sold by the Initiating Holder in such registration.

(b) If any registration made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company after the date hereof and the Manager (as selected by the Company) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, all equity securities that the Company proposes to register for its own account;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement and the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, the shares requested to be included in such registration shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d) If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within sixty (60) days after a Demand Registration Request in the case of Section 2.4(a) below):

(a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as any Participating Holder pursuant to such registration statement shall request (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);

(b) (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(j) use its reasonable best efforts (i) to obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any, and to the Majority Participating Holders, and (ii) furnish to each Holder participating in the offering and to each underwriter, if any, a copy of such opinion and letter;

(k) deliver promptly to counsel for each Participating Holder and to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for each Participating Holder, by counsel for any underwriter, participating in any disposition to be effected pursuant to such registration statement and by any accountant or other agent retained by any Participating Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel for a Participating Holder, counsel for an underwriter, accountant or agent in connection with such registration statement;

(l) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(n) use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(o) prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to counsel for each Participating Holder and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document concerning the Participating Holders prior to the filing thereof as counsel for the Participating Holders or underwriters may reasonably request;

(p) furnish to counsel for each Participating Holder and to each managing underwriter, without charge, at least one signed copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(q) cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(r) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary and feasible to make any such prohibition inapplicable;

(s) use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(t) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(u) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(v) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5. Registration Expenses.

(a) The Company shall pay all Expenses with respect to any registration of Registrable Securities pursuant to this Article 2, whether or not a registration statement becomes effective.

(b) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Participating Holder.

2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7. Limitations on Sale or Distribution of Other Securities.

(a) Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter period as the Company or any executive officer or director of the Company shall agree to (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree), and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Common Equity (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter period as the Company or any executive officer or director of the Company shall agree to.

(b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), until a period of ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, shall have elapsed from the effective date of such previous registration; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree.

2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9. Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of shares of Common Equity by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

3. Underwritten Offerings.

3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement.

3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement.

4. General.

4.1. Term. This Agreement shall continue in effect until the earlier of (a) the date on which no Registrable Securities remain outstanding and (b) the PVF Distribution Date.

4.2. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Equity which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Common Equity if in the reasonable judgment of (a) PVF or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company’s organizational documents in order to increase the number of authorized shares of capital stock of the Company. In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.3. Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Equity or Common Equity Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.4. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.5. Amendments and Waivers. Any provisions of this Agreement may be amended, modified, supplemented or waived with the written approval of the Company and Holders holding a majority of the Registrable Securities then held by all Holders (which majority must include PVF, so long as PVF holds any Registrable Securities). No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile to the Company or to PVF at the address set forth below and to any subsequent holder of Units subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier:

(i)	If to PVF, to:

PVF Holdings LLC

c/o GS Capital Partners

200 West Street

New York, NY 10282

Attn: Jack Daly

Facsimile: (212) 357-5505

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Robert C. Schwenkel, Esq.

Facsimile: (212) 859-4000

(ii)	If to the Company, to:

MRC Global Inc.

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

Attn: General Counsel

Facsimile: (866) 778-9401

With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Robert C. Schwenkel, Esq.

Facsimile: (212) 859-4000

4.7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Holder and his, her and its respective successors, permitted assigns, heirs and personal representatives, personal representatives and assigns of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company, without the prior written consent of PVF. The parties hereto and their respective successors may assign their rights under this Agreement, in whole or in part, to any purchaser of shares of Registrable Securities held by them.

4.8. Entire Agreement. This Agreement and the writings referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

4.9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

4.10. Interpretation; Construction

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.11. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), all of which taken together shall constitute one and the same agreement.

4.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle, this being in addition to any other remedy to which such party is entitled at law or in equity.

4.14. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PVF HOLDINGS LLC

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MRC GLOBAL INC.

By:	/s/ Andrew R. Lane
Name:	Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit 10.2.1

Execution Version

AMENDMENT NO. 2 TO THE

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

OF

PVF HOLDINGS LLC

This Amendment No. 2 (this “Amendment”) to the Amended and Restated Registration Rights Agreement of PVF Holdings LLC, a Delaware limited liability company (“PVF”) dated October 31, 2007 (the “Agreement”) is entered into as of April 11, 2012, by and among the GSCP Members, PVF and MRC Global Inc. (“MRC”).

WITNESSETH

WHEREAS, PVF is a party to a limited liability company agreement, dated as of October 31, 2007, as amended from time to time (the “LLC Agreement”);

WHEREAS, MRC, a subsidiary of PVF, is proposing to effect the initial public offering of its common stock (the “MRC IPO”) and the MRC IPO will qualify as a Subsidiary IPO (as defined in the LLC Agreement);

WHEREAS, in connection with the MRC IPO, PVF and MRC will enter into a new registration rights agreement (the “PVF Registration Rights Agreement”), which, in accordance with Section 12.9(c) of the LLC Agreement, will be substantially in the form of the Agreement, except that the PVF Registration Rights Agreement will provide for registration rights for PVF in respect of its equity interests in MRC (the “MRC Shares”);

WHEREAS, PVF may, at a future date, distribute some or all of the MRC Shares to its equity holders and, at such date, the Holders will be granted registration rights in respect of their MRC Shares, pursuant to the Agreement as amended by this Amendment;

WHEREAS, pursuant to Section 4.5 of the Agreement, the amendments set forth herein may be made with the written approval of Holders holding a majority of the Registrable Securities then held by all Holders (which majority must include the GSCP Members, so long as any GSCP Member holds any Registrable Securities);

WHEREAS, pursuant to Section 4.7 of the Agreement, PVF may assign the Agreement with the prior written consent of the GSCP members; and

WHEREAS, the GSCP Members, who, as of the date hereof hold in the aggregate a majority of the Registrable Securities held by all Holders, wish to amend the Agreement as set forth herein and consent to the assignment by PVF of all its rights and obligations under the Agreement to MRC.

NOW, THEREFORE, in consideration of the foregoing, the parties hereby agree as follows:

1. Amendments. Effective as of the closing date of the MRC IPO, the Agreement shall, without any further action by the parties hereto or any other Person, be amended and restated in its entirety in the form attached as Annex A hereto.

2. Assignment. Effective as of the closing date of the MRC IPO, all rights and obligations of PVF under the Agreement shall, without any further action by the parties hereto or any other Person, be assigned to MRC.

3. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Agreement (as in effect immediately prior to the effectiveness of this Amendment).

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, PVF, MRC and the GSCP Members have caused this Amendment to be executed and delivered as of the date first written above.

PVF:
PVF HOLDINGS LLC

By:	/s/ James E. Braun
Name:	James E. Braun
Title:	Executive Vice President and Chief Financial Officer

MRC:
MRC GLOBAL INC.

By:	/s/ Andrew R. Lane
Name:	Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

[Signature Page to Amend. 2 to Reg Rights Agreement]

GSCP MEMBERS:
GS Capital Partners V Fund, L.P.
By:	GSCP V Advisors, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners V Offshore Fund, L.P.
By:	GSCP V Offshore Advisors, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners V Institutional, L.P.
By:	GS Advisors V, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners V GmbH & Co. KG
By:	GS Advisors V, L.L.C.,
its managing limited partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

[Signature Page to Amend. 2 to Reg Rights Agreement]

GS Capital Partners VI Fund, L.P.
By:	GSCP VI Advisors, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners VI Offshore Fund, L.P.
By:	GSCP VI Offshore Advisors, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners VI Parallel, L.P.
By:	GS Advisors VI, L.L.C.,
its general partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

GS Capital Partners VI GmbH & Co. KG
By:	GS Advisors VI, L.L.C.,
its managing limited partner

By:	/s/ Henry Cornell
Name:	Henry Cornell
Title:	Vice President

[Signature Page to Amend. 2 to Reg Rights Agreement]

ANNEX A

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

of

MRC GLOBAL INC.

Dated as of [—], 2012

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT is made as of [—], 2012, by and among MRC Global Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule A hereto under the heading GSCP Members (the “GSCP Members”), the Persons listed on Schedule A hereto under the heading McJ Members (the “McJ Members”), the Persons listed on Schedule A hereto under the heading RM Members (the “RM Members”), the TM Members (as defined below) and the Persons listed from time to time as a “Holder” on Schedule A hereto.

1. Certain Definitions. As used herein, the following terms shall have the following meanings:

“Additional Piggyback Rights” has the meaning set forth in Section 2.2(b).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, however, that, for purposes hereof, neither the Company nor any Person controlled by the Company shall be deemed to be an Affiliate of any Holder.

“Agreement” means this Registration Rights Agreement, as this agreement may be amended, modified, supplemented or restated from time to time after the date hereof.

“automatic shelf registration statement” has the meaning set forth in Section 2.4.

“Board” means the Board of Directors of the Company.

“Business Day” shall mean any day ending at 11:59 p.m. (Eastern Time) other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York.

“Claims” has the meaning set forth in Section 2.9(a).

“Common Equity” means the common equity securities of the Company and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, such shares of common stock of the Company pursuant to a merger, consolidation, stock split, stock dividend or recapitalization of the Company or otherwise.

“Common Equity Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) shares of Common Equity or other equity securities of the Company (including, without limitation, any note or debt security convertible into or exchangeable for Common Equity or other equity securities of the Company).

“Company” has the meaning set forth in the preamble.

“Demand Exercise Notice” has the meaning set forth in Section 2.1(a)(i).

“Demand Registration” has the meaning set forth in Section 2.1(a)(i).

“Demand Registration Request” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expenses” means any and all fees and expenses incident to the Company’s performance of or compliance with Article 2, including, without limitation: (i) SEC, stock exchange or FINRA registration and filing fees and all listing fees and fees with respect to the inclusion of securities on the New York Stock Exchange or on any other securities market on which the Common Equity is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements of one counsel for the Participating Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities and (xi) expenses for securities law liability insurance and, if any, rating agency fees.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GSCP Members” has the meaning set forth in the preamble.

“Holder” or “Holders” means the GSCP Members, the McJ Members, the RM Members, the TM Members, any Person who is a party to this Agreement or any transferee of Registrable Securities to whom any Person who is a party to this Agreement shall assign or transfer any rights hereunder, provided that such transferee has agreed in writing to be bound by this Agreement in respect of such Registrable Securities.

“Initiating Holder(s)” has the meaning set forth in Section 2.1(a)(i).

“IPO” means the first underwritten public offering of the common stock of the Company to the general public pursuant to a registration statement filed with the SEC.

“Litigation” means any action, proceeding or investigation in any court or before any governmental authority.

“LLC Agreement” means the amended and restated limited liability company agreement of PVF, dated October 31, 2007, as amended from time to time.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Manager” has the meaning set forth in Section 2.1(c).

“McJ Members” means the McJ Members and any other subsequent Holder who becomes a McJ Member pursuant to the terms of this Agreement and the LLC Agreement.

“Participating Holders” means all Holders of Registrable Securities which are proposed to be included in any offering of Registrable Securities pursuant to Section 2.1 or Section 2.2.

“Partner Distribution” has the meaning set forth in Section 2.1(a)(iii).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, governmental entity or agency or other entity of any kind or nature.

“Piggyback Shares” has the meaning set forth in Section 2.3(a)(iii).

“Postponement Period” has the meaning set forth in Section 2.1(b).

“PVF” means PVF Holdings LLC, a Delaware limited liability company.

“PVF Distribution Date” means the first date on which any of the shares of Common Equity held by PVF have been distributed or otherwise transferred to the holders of equity interests in PVF.

“PVF Registration Rights Agreement” means the registration rights agreement to be entered into between PVF and the Company, substantially in the form of this Agreement, providing for registration rights for PVF in respect of its equity interests in the Company.

“Qualified Independent Underwriter” means a “qualified independent underwriter” within the meaning of FINRA Rule 5121.

“Registrable Securities” means (a) any shares of Common Equity held by the Holders at any time (including those held as a result of the conversion or exercise of Common Equity Equivalents) and (b) any shares of Common Equity issued or issuable, directly or indirectly in exchange for or with respect to the Common Equity referenced in clause (a) above by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, share exchange, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall have been sold (other than in a privately negotiated sale) in compliance with the requirements of Rule 144 under the Securities Act, as such Rule 144 may be amended (or any successor provision thereto).

“RM Members” means the RM Members, and any other subsequent Holder who becomes an RM Member pursuant to the terms of this Agreement and the LLC Agreement.

“Rule 144” and “Rule 144A” have the meaning set forth in Section 4.3.

“SEC” means the Securities and Exchange Commission.

“Section 2.3(a) Sale Number” has the meaning set forth in Section 2.3(a).

“Section 2.3(b) Sale Number” has the meaning set forth in Section 2.3(b).

“Section 2.3(c) Sale Number” has the meaning set forth in Section 2.3(c).

“Securities Act” means the Securities Act of 1933, as amended.

“THNV” means Transmark Holdings N.V.

“TM Members” means THNV, Neil Wagstaff and Hugh Brown, and any other subsequent Holder who becomes a TM Member pursuant to the terms of this Agreement and the LLC Agreement.

“Valid Business Reason” has the meaning set forth in Section 2.1(b).

“WKSI” has the meaning set forth in Section 2.4.

2. Registration Rights.

2.1. Demand Registrations.

(a) (i) Subject to Sections 2.1(b) and 2.3, at any time and from time to time after the closing of the IPO, THNV or any GSCP Member shall have the right to require the Company to file one or more registration statements under the Securities Act covering all or any part of its and its Affiliates Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration and the intended method of distribution thereof. Any such request by THNV or any GSCP Member pursuant to this Section 2.1(a)(i) is referred to herein as a “Demand Registration Request,” and the registration so requested is referred to herein as a “Demand Registration” (with respect to any Demand Registration, THNV or the GSCP Member(s) making such demand for registration being referred to as the “Initiating Holder(s)”). As promptly as practicable, but no later than five (5) Business Days after receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all other Holders of record of Registrable Securities.

(ii) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holder(s) and (y) the Registrable Securities of any other Holder of Registrable Securities, which shall have made a written request to the Company for inclusion in such registration pursuant to Section 2.2 (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holder) within twenty (20) days after the receipt of the Demand Exercise Notice (or fifteen (15) days if, at the request of the Initiating Holder(s), the Company states in such written notice or gives telephonic notice to all Holders, with written confirmation to follow promptly thereafter, that such registration will be on a Form S-3).

(iii) The Company shall, as expeditiously as possible, but subject to Section 2.1(b), use its reasonable best efforts to (x) effect such registration under the Securities Act (including, without limitation, by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution, including a distribution to, and resale by, the members or partners of a Holder (a “Partner Distribution”) and (y) if requested by the Initiating Holder(s), obtain acceleration of the effective date of the registration statement relating to such registration.

(iv) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder seeking to effect a Partner Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder, to effect such Partner Distribution.

(b) Notwithstanding anything to the contrary in Section 2.1(a), the Demand Registration rights granted in Section 2.1(a) are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 2.1(a)(i) to be declared effective within a period of one hundred and eighty (180) days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; (ii)(x) the Company shall not be required to effect more than five (5) Demand Registrations for the GSCP Members (it being understood that if a single Demand Registration Request is delivered by more than one GSCP Member, the registration requested by such Demand Registration Request shall constitute only one Demand Registration), which number of requests shall be inclusive of any requests made by PVF after the IPO pursuant to the terms and conditions of the PVF Registration Rights Agreement, and (y) the Company shall not be required to effect more than one (1) Demand Registration for THNV; and (iii) if the Board, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction or event involving the Company or any of its subsidiaries (a “Valid Business Reason”), then (x) the Company may postpone filing a registration statement relating to a Demand Registration Request until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than three (3) months after the date the Board determines a Valid Business Reason exists and (y) in case a registration statement has been filed relating to a Demand Registration Request, if the Valid Business Reason has not resulted from actions taken by the Company, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until five (5) Business Days after such Valid Business Reason no longer exists, but in no event for more than three (3) months after the date the Board determines a Valid Business Reason exists (such period of postponement or withdrawal under this clause (iii), the “Postponement Period”); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, the Company shall not be permitted to postpone or withdraw a registration statement after the expiration of any Postponement Period until nine (9) months after the expiration of such Postponement Period.

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (iii) above, the Company shall not, during the period of postponement or withdrawal, register any Common Equity, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (iii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a)(i) (whether pursuant to clause (iii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, not later than five (5) Business Days after the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three (3) months after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1 (unless the Initiating Holder(s) shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement), and such registration shall not be withdrawn or postponed pursuant to clause (iii) of Section 2.1(b) above.

(c) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter (any lead managing underwriter for the purposes of this Agreement, the “Manager”) in connection with such registration and each other managing underwriter for such registration; provided that in each case, each such underwriter is reasonably satisfactory to the GSCP Members.

2.2. Piggyback Registrations.

(a) If, at any time after the IPO, the Company proposes or is required (pursuant to Section 2.1 or otherwise) to register any of its equity securities under the Securities Act (other than pursuant to registrations on Form S-4 or Form S-8 or any similar successor forms thereto), the Company shall give prompt written notice (in any event within five (5) Business Days after receipt of notice of any exercise of demand registration rights by any Person) of its intention to do so to each of the Holders of record of Registrable Securities. Upon the written request of any such Holder, made within twenty (20) days following the receipt of any such written notice (or fifteen (15) days if the Company states that such registration will be on Form S-3) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof, which may include a Partner Distribution), the Company shall, subject to Sections 2.2(c), 2.3 and 2.6 hereof, use its reasonable best efforts to cause all such Registrable Securities, the Holders of which have so requested the registration thereof, to be registered under the Securities Act with the securities which the Company at the time proposes to register to permit the sale or other disposition by the Holders (in accordance with the intended method of distribution thereof, which may include a Partner Distribution) of the Registrable Securities to be so registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the prospectus related thereto pursuant to a Form 8-K. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1 hereof.

(b) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering pursuant to demand registration rights by any Person, (i) authorized but unissued shares of Common Equity or shares of Common Equity held by the Company as treasury shares and (ii) any other shares of Common Equity which are requested to be included in such registration pursuant to the exercise of piggyback registration rights granted by the Company after the date hereof and which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to, and subject to, the terms of the underwriting agreement or arrangements, if any, entered into by the Initiating Holder(s).

(c) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give written notice of such determination to all Holders of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(d) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(e) Notwithstanding anything contained herein to the contrary, the Company shall, at the request of any Holder (including to effect a Partner Distribution), file any prospectus supplement or post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holder if such disclosure or language was not included in the initial registration statement, or revise such disclosure or language if deemed necessary or advisable by such Holder.

2.3. Allocation of Securities Included in Registration Statement.

(a) If any requested registration made pursuant to Section 2.1 involves an underwritten offering and the Manager of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities, the Company or any other Persons exercising Additional Piggyback Rights exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Majority Participating Holders, the Company shall use its reasonable best efforts to include in such registration:

(i) first, all Registrable Securities requested to be included in such registration by the Holders thereof (including pursuant to the exercise of piggyback rights pursuant to Section 2.2); provided, however, that if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(a) Sale Number.

Notwithstanding anything in this Section 2.3(a) to the contrary, no employee shareholder of the Company will be entitled to include Registrable Securities in a registration requested by the GSCP Members or THNV pursuant to Section 2.1 to the extent the Manager of such offering shall determine in good faith that the participation of such employee shareholder would adversely affect the marketability of the securities being sold by the Initiating Holder(s) in such registration.

(b) If any registration made pursuant to Section 2.2 involves an underwritten primary offering on behalf of the Company after the date hereof and the Manager (as selected by the Company) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, all equity securities that the Company proposes to register for its own account;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

(iii) third, to the extent that the number of Registrable Securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining Registrable Securities to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(b) Sale Number.

(c) If any registration pursuant to Section 2.2 involves an underwritten offering that was initially requested by any Person(s) other than a Holder to whom the Company has granted registration rights which are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement and the Manager (as selected by the Company or such other Person) shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, the shares requested to be included in such registration shall be allocated on a pro rata basis among such Person(s) requesting the registration and all Holders requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2, based on the aggregate number of securities or Registrable Securities, as applicable, then owned by each of the foregoing requesting inclusion in relation to the aggregate number of securities or Registrable Securities, as applicable, owned by all such Holders and Persons requesting inclusion, up to the Section 2.3(c) Sale Number;

(ii) second, to the extent that the number of Registrable Securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number,

the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Persons requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each Person requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Persons requesting inclusion, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated to shares the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number.

(d) If, as a result of the proration provisions set forth in clauses (a), (b) or (c) of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw such Holder’s request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal or reduction shall be irrevocable and, after making such withdrawal or reduction, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal or reduction was made to the extent of the Registrable Securities so withdrawn or reduced.

2.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible (but, in any event, within sixty (60) days after a Demand Registration Request in the case of Section 2.4(a) below):

(a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition thereof (including, without limitation, a Partner Distribution), which registration form (i) shall be selected by the Company and (ii) shall, in the case of a shelf registration, be available for the sale of the Registrable Securities by the selling Holders thereof and such registration statement shall comply as to form in all material respects with the requirements of the applicable registration form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its reasonable best efforts to cause such registration statement to become effective and remain continuously effective for such period as any Participating Holder pursuant to such registration statement shall request (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or state “blue sky” laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders) and to one counsel for the Manager, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any free writing prospectus related thereto to which the Majority Participating Holders or the underwriters, if any, shall reasonably object);

(b) (i) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement continuously effective for such period as any Participating Holder pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) provide notice to such sellers of Registrable Securities and the Manager, if any, of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate;

(c) furnish, without charge, to each Participating Holder and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, each free writing prospectus utilized in connection therewith, in each case, in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) or free writing prospectus by each such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus);

(d) use its reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or state “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions (including keeping such registration or qualification in effect for so long as such registration statement remains in effect), except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) promptly notify each Participating Holder and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement or any amendment thereto, the prospectus related thereto or any supplement thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) comply (and continue to comply) with all applicable rules and regulations of the SEC (including, without limitation, maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)) and internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)) in accordance with the Exchange Act), and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within forty-five (45) days, or ninety (90) days if it is a fiscal year, after the end of such twelve month period described hereafter), an earnings statement (which need not be audited) covering the period of at least twelve (12) consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) (i) (A) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (B) if no similar securities are then so listed, to cause all such Registrable Securities to be listed on a national securities exchange and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with FINRA, and (ii) comply (and continue to comply) with the requirements of any self-regulatory organization applicable to the Company, including without limitation all corporate governance requirements;

(h) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders or the underwriters shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(j) use its reasonable best efforts in any underwritten offering to obtain an opinion from the Company’s counsel and a “cold comfort” letter and updates thereof from the Company’s independent public accountants who have certified the Company’s financial statements included or incorporated by reference in such registration statement, in each case, in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters (including, in the case of such “cold comfort” letter, events subsequent to the date of such financial statements) delivered to underwriters in underwritten public offerings, which opinion and letter shall be dated the dates such opinions and “cold comfort” letters are customarily dated and otherwise reasonably satisfactory to the underwriters, if any;

(k) deliver promptly to each managing underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by counsel for any underwriter participating in any distribution to be effected pursuant to such registration statement and by any accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such counsel, accountant or agent in connection with such registration statement;

(l) use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness of the registration statement, or the prompt lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction;

(m) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(n) use its reasonable best efforts to make available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company’s businesses and the requirements of the marketing process) in marketing the Registrable Securities in any underwritten offering;

(o) prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement), and prior to the filing of any free writing prospectus, provide copies of such document to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for the underwriters may reasonably request;

(p) furnish to counsel for each Participating Holder and to each managing underwriter, without charge, upon request, at least one copy of the registration statement and any post-effective amendments or supplements thereto, including financial statements and schedules, all documents incorporated therein by reference, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act and all exhibits (including those incorporated by reference) and any free writing prospectus utilized in connection therewith;

(q) cooperate with the Participating Holders and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement at least three (3) Business Days prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the Participating Holders at least three (3) Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(r) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary and feasible to make any such prohibition inapplicable;

(s) use its reasonable best efforts to cause the Registrable Securities covered by the applicable registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Participating Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

(t) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(u) take all reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(v) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “automatic shelf registration statement”) on Form S-3, the Company shall file an automatic shelf registration statement which covers those Registrable Securities which are requested to be registered. The Company shall use its commercially reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such automatic shelf registration statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the automatic shelf registration statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the automatic shelf registration statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new automatic shelf registration statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its commercially reasonable best efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

The Company may require as a condition precedent to the Company’s obligations under this Section 2.4 that each Participating Holder as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request provided that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

Each Holder of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Holder will discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each Participating Holder covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

If any such registration statement or comparable statement under state “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

2.5. Registration Expenses.

(a) The Company shall pay all Expenses with respect to any registration of Registrable Securities pursuant to this Article 2, whether or not a registration statement becomes effective.

(b) Notwithstanding the foregoing, (x) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with state “blue sky” laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Participating Holder shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Participating Holder.

2.6. Certain Limitations on Registration Rights. In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to such underwriting agreement and no Person may participate in such registration unless such Person (i) agrees to sell such Person’s securities on the basis provided therein and completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith; provided, however, that all such documents shall be consistent with the provisions hereof and (ii) provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

2.7. Limitations on Sale or Distribution of Other Securities.

(a) Each Holder agrees, (i) to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter period as the Company or any executive officer or director of the Company shall agree to (and the Company hereby also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 (if reasonably acceptable to such managing underwriter) or Form S-8, or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), to use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree), and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell any Common Equity (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, or such shorter period as the Company or any executive officer or director of the Company shall agree to.

(b) The Company hereby agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Equity, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is (x) then in effect or (y) shall become effective upon the conversion, exchange or exercise of any then outstanding Common Equity Equivalent), until a period of ninety (90) days plus an extension period, which shall be no longer than 17 days, as may be reasonably requested by the managing underwriter to address FINRA regulations regarding the publishing of research, shall have elapsed from the effective date of such previous registration; and the Company shall (i) so provide in any registration rights agreements hereafter entered into with respect to any of its securities and (ii) use its reasonable best efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering to so agree.

2.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

2.9. Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Participating Holder, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, stockholders, members or general and limited partners thereof), each other Person who participates as a seller (and its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners), underwriter or Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliate, consultant, representative, successor, assign or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such seller or any such underwriter or Qualified Independent Underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) Each Participating Holder (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 2.1 or 2.2, any underwriter and Qualified Independent Underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers, stockholders, fiduciaries, managing directors, agents, affiliates, consultants, representatives, successors, assigns or general and limited partners and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Participating Holder or underwriter or Qualified Independent Underwriter, if any, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Participating Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c) and (e) shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and each Participating Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Participating Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of shares of Common Equity by such Participating Holder and its Affiliates and (b) the name and address of such Participating Holder. If any additional information about such Holder or the plan of distribution (other than for an underwritten offering) is required by law to be disclosed in any such document, then such Holder shall not unreasonably withhold its agreement referred to in the immediately preceding sentence. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.9 (with appropriate modifications) shall be given by the Company and each Participating Holder with respect to any required registration or other qualification of securities under any applicable securities and state “blue sky” laws.

(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If for any reason the foregoing indemnity is unavailable, unenforceable or is insufficient to hold harmless an indemnified party under Sections 2.9(a), (b) or (c), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 2.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(e) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.9(e) to contribute any amount greater than the amount of the net proceeds received by such indemnifying party upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred; provided, however, that the recipient thereof hereby undertakes to repay such payments if and to the extent it shall be determined by a court of competent jurisdiction that such recipient is not entitled to such payment hereunder.

3. Underwritten Offerings.

3.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall (i) be satisfactory in form and substance to the Majority Participating Holders, (ii) contain terms not inconsistent with the provisions of this Agreement and (iii) contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Participating Holder shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement.

3.2. Piggyback Underwritten Offerings. In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Participating Holders’ Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Participating Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Participating Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a Participating Holder for inclusion in the registration statement. Each such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Participating Holder, its ownership of and title to the Registrable Securities, any written information specifically provided by such Participating Holder for inclusion in the registration statement and its intended method of distribution; and any liability of such Participating Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall in no case be greater than the amount of the net proceeds received by such Participating Holder upon the sale of the Registrable Securities pursuant to the registration statement.

4. General.

4.1. Suspension. During the period commencing on the closing date of the IPO and ending on the PVF Distribution Date, the Holders will not be entitled to request or demand registration of any Registrable Securities pursuant to the terms of this Agreement (including Sections 2.1 and 2.2).

4.2. Adjustments Affecting Registrable Securities. The Company agrees that it shall not effect or permit to occur any combination or subdivision of shares of Common Equity which would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration. The Company agrees that it will take all reasonable steps necessary to effect a subdivision of shares of Common Equity if in the reasonable judgment of (a) the GSCP Members or (b) the managing underwriter for the offering in respect of such Demand Registration Request, such subdivision would enhance the marketability of the Registrable Securities. Each Holder agrees to vote all of its shares of capital stock in a manner, and to take all other actions necessary, to permit the Company to carry out the intent of the preceding sentence including, without limitation, voting in favor of an amendment to the Company’s organizational documents in order to increase the number of authorized shares of capital stock of the Company. In any event, the provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Registrable Securities, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, share exchange, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, Registrable Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations and the like occurring after the date hereof.

4.3. Rule 144 and Rule 144A. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act in respect of the Common Equity or Common Equity Equivalents, the Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act, as such Rule may be amended (“Rule 144”)) or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales by such Holder under Rule 144, Rule 144A under the Securities Act, as such Rule may be amended (“Rule 144A”), or any similar rules or regulations hereafter adopted by the SEC, and (ii) it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144, (B) Rule 144A or (C) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.4. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement (or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

4.5. Amendments and Waivers. Any provisions of this Agreement may be amended, modified, supplemented or waived with the written approval of the Company and Holders holding a majority of the Registrable Securities then held by all Holders (which majority must include the GSCP Members, so long as any GSCP Member holds any Registrable Securities); provided, however, that (a) any amendment, modification, supplement or waiver of any of the provisions of this Agreement that affects the McJ Members disproportionately vis-à-vis the GSCP Members and results in a material adverse effect on the McJ Members will require the written approval of the GSCP Members and of the McJ Members holding a majority of the Registrable Securities then held by all McJ Members (such approval by the McJ Members not to be unreasonably withheld or delayed), (b) any amendment, modification, supplement or waiver of any of the provisions of this Agreement that affects the RM Members disproportionately vis-à-vis the GSCP Members and results in a material adverse effect on the RM Members will require the written approval of the GSCP Members and of the RM Members holding a majority of the Registrable Securities then held by all RM Members (such approval by the RM Members not to be unreasonably withheld or delayed), and (c) any amendment, modification, supplement or waiver of any of the provisions of this Agreement that affects the TM Members disproportionately vis-à-vis the GSCP Members and results in a material adverse effect on the TM Members will require the written approval of the GSCP Members and of the TM Members holding a majority of the Registrable Securities then held by all TM Members (such approval by the TM Members not to be unreasonably withheld or delayed). No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof or of any other or future exercise of any such right, power or privilege.

4.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile to the Company or to any GSCP Member, McJ Member, TM Member or RM Member at the address set forth below and to any subsequent holder of Units subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with an overnight courier, if sent by an overnight courier:

(i)	If to the Company, to:

MRC Global Inc.

2 Houston Center

909 Fannin, Suite 3100

Houston, Texas 77010

Attention: General Counsel

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile No.: (212) 859-4000

Attention: Robert C. Schwenkel, Esq.

(ii)	If to a GSCP Member:

c/o GS Capital Partners

200 West Street

New York, NY 10282

Facsimile:

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Facsimile No.: (212) 859-4000

Attention: Robert C. Schwenkel, Esq.

(iii)	If to a McJ Member, to:

McJunkin Red Man Corporation

835 Hillcrest Drive

Charleston, WV 25311

Attention: H.B. Wehrle III

with a copy to Michael H. Wehrle

Fax: (304) 348-1557

with a copy to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

Attention: Benjamin F. Stapleton III

Fax: (212) 558-3588

(iv)	If to the TM Members, to:

c/o Gerard Krans

Belgischeplein 13

2587 AP Den Haag

The Netherlands

Fax: + 31 20 404 9367

and

Neil Wagstaff

25 Hopgrove Lane South

York

Y08E 9TG

United Kingdom

and

Hugh Brown

Langland House

17 Park Road

Menston

Ilkley

LS29 6LS

United Kingdom

with copies to:

Holland & Knight LLP

100 North Tampa Street, Suite 4100

Tampa, Florida US 33602

Attention: Robert J. Grammig

Fax: (813) 229-0134

and

Allen & Overy LLP

Apollolaan 15

1077 AB Amsterdam

The Netherlands

Attention: Johan Kleyn

Fax: +31 20 674 1034

and

DLA Piper UK LLP

Princes Exchange

Princes Square

Leeds

LS1 4BY

United Kingdom

Attention: Wendy Harrison

Fax: 44 (0) 113 369 2499

(v)	If to a RM Member, to:

c/o Craig Ketchum

8023 East 63rd Place

Suite 800

Tulsa, Oklahoma 74133

Fax: (918) 461-5375

with a copy to:

Baker Botts L.L.P.

30 Rockefeller Plaza, 44th Floor

New York, NY 10112

Attention: Lee D. Charles, Esq. and Marc A. Leaf, Esq.

Fax: (212) 259-2505 and (212) 259-2597

4.7. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and each Holder and his, her and its respective successors, permitted assigns, heirs and personal representatives, personal representatives and assigns of the parties hereto, whether so expressed or not. This Agreement may not be assigned by the Company, without the prior written consent of the GSCP Members. The parties hereto and their respective successors may assign their rights under this Agreement, in whole or in part, to any purchaser of shares of Registrable Securities held by them.

4.8. Entire Agreement. This Agreement and the writings referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

4.9. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court located in the County of New Castle. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 4.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY

CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.9.

4.10. Interpretation; Construction

(a) The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

4.11. Counterparts. This Agreement may be executed in separate counterparts (including by facsimile), all of which taken together shall constitute one and the same agreement.

4.12. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

4.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware located in the County of New Castle and the Federal courts of the United States of America located in the County of New Castle, this being in addition to any other remedy to which such party is entitled at law or in equity.

4.14. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

Schedule A

GSCP Members

GSCP V Investment

GS Capital Partners V Fund, L.P.

GS Capital Partners V Offshore Fund, L.P.

GS Capital Partners V Institutional, L.P.

GS Capital Partners V GmbH & Co. KG

GSCP VI Investment

GS Capital Partners VI Fund, L.P.

GS Capital Partners VI Offshore Fund, L.P.

GS Capital Partners VI Parallel, L.P.

GS Capital Partners VI GmbH & Co. KG

McJ Members

E. Gaines Wehrle

Michael Herscher Wehrle

M. Chilton Wehrle Mueller

Katherine Schilling Wehrle 3

Peter L. Kend and Henry Cornell, as Trustees of The Katherine Schilling Wehrle 2010 Family Trust

H. B. Wehrle, III

Helen Lynne Wehrle—Zande 3

Helen Lynne Wehrle—Zande Grantor Retained Annuity Trust FBO Stephen A. Zande

Helen Lynne Wehrle—Zande Grantor Retained Annuity Trust FBO Anthony Louis Zande II

Stephen D. Wehrle

Elizabeth M. Wehrle 3

H.P. McJunkin, Jr.

H. B. Wehrle, Jr. 3

David G. Huffman, Jr. Trustee of the Huffman Family Trust Dated 6/21/95

H.B Wehrle foundation

Martha Gaines and Russell Wehrle Memorial Foundation

Rebecca Huffman Ruegger

Anne Brittain Taylor DDS

Jerry McJunkin Huffman

Mary S. Huffman

Anne Schilling Briber

Dr. James Enoch McJunkin

Frank E. Briber, Jr GRAT of June 18, 2009

Dr. Brittain McJunkin

Michael H. Wehrle Trustee for Philip Noyes Wehrle

Thomas N. McJunkin

Michael H. Wehrle, Custodian for Martha Melina Wehrle

Peter Kend, custodian for Samuel Russel Kend

Peter Kend, custodian for Sydney Elizabeth Kend

Cody Mueller, custodian for Gaines Stockton Mueller

Cody Mueller as custodian for Darcy Chilton Mueller

Cody Mueller as custodian for Cannon Schilling Mueller

Cody Mueller as custodian for Georgiana Tays Mueller

Sarah Ruegger Gunther

Philip T. Ruegger, III

Philip Brittain Ruegger

Michael Gibson Ruegger

Alison F. Tomlinson Trust

Elizabeth M. Wehrle Trustee Colin Andrew Miller U/A DTD 10-1-87

Elizabeth M. Wehrle Trustee Elizabeth Lynne Miller U/A 9-1-89

Anne Lee Huffman

David Andrew Huffman

John F. Allevato, Trustee of the Lyndsay Wehrle Irrevocable Trust dated May 18, 2011

Stephen D. Wehrle Trustee for Michael T S Wehrle

Dr. A. B. Taylor Custodian for Jessica Lee Taylor

Dr. A. B. Taylor Custodian for Laura Reynolds Taylor

Dr. A. B. Taylor Custodian for Ashley Schilling Taylor

Grace H. McGrath as Trustee of the Grace H. McGrath Separate Property Trust Dated March 2, 2010

Bruce N. Hitchman

Eve A. Carter

Joseph M. Hitchman

H. R. Hill & Carolyn S. Hill

Katherine Han Needles McJunkin

Jill McJunkin Reyes

Robert W. Moffatt

Ryan Philip McJunkin

Carter Brittain McJunkin

Jonathan L. McJunkin

Brittain M. Briber

Rebecca F. Briber

Allison Hill McJunkin

Jennifer Callen McJunkin

T. D. Kauffelt

Karen Dunn Huffman

Harry I. Mallory

Mary Lou Patrick McJunkin

F. T. Graff, Jr.

Judith Hamrick McJunkin

Sandra G. Graff

Russell L. Isaacs

Callen Jones McJunkin

Jameson McJunkin

Kasey Craig McJunkin

Patricia S. Casdorph

H. Douglas Preble and Mrs. Betty Jean Preble

Sharon M. Wehrle

E. K. Ware, II

Oleta Irene Milam

Lavone Ebersole

Anthony L. Zande

Matthew B. Miller

Cecilia H. Wehrle

Laura Stone Wehrle

Annie Belanger as Trustee of The Gaines Wehrle 2008 Family Trust

Matthew Miller, as trustee of the Wehrle-Miller 2008 GRAT, dated May 6, 2008

Frank E. Briber, JR, Frank E. Briber,III and Anne Schilling Briber, as Trustees of the Anne McJunkin Briber Family Trust

Frank E. Briber, Jr., Frank E. Briber, III, and Anne Schilling Briber, as Trustees of the Frank E. Briber, Jr. Marital Trust

Number One

Michael Cody Mueller and Michael Herscher Wehrle as Trutsees of The Mueller 2006 Family Trust

Jerry M. Huffman c.f William M. Huffman, UTMA

Jerry M. Huffman c.f. Theresa J. Huffman, UTMA

Laura Krum, Trustee of the Huffman Irrevocable Trust, Dated March 12, 2008

David Fox, III Irrevocable Trust for Children

Stephen G. Fox Irrevocable Trust for Children

Stephen Goodman Fox Revocable Living Trust

Steven G. Park

John J. Limer

Stephen D. Cassell

RM Members

CSK, LLC (Craig Ketchum)

Betts, LLC (Betty Ketchum)

BGJC, LLC (Brian Ketchum)

KBK, LLC (Kevin Ketchum)

KSKN, LLC (Kent Ketchum)

Exhibit 10.4

Execution Version

GOVERNANCE AGREEMENT

by and between

MRC GLOBAL INC.

and

PVF HOLDINGS LLC

Dated as of April 11, 2012

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), is entered into as of April 11, 2012, by and between MRC Global Inc., a Delaware corporation (the “Company”) and PVF Holdings LLC, a Delaware limited liability company (“PVF”).

R E C I T A L S:

WHEREAS, as of the date hereof, PVF owns approximately 99.6% of the issued and outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) and controls the Company;

WHEREAS, the Company is proposing to effect an initial public offering (the “IPO”) of the Common Stock and the consummation of the IPO (including necessary amendments to the Company’s governing documents in connection therewith) is subject to the approval of PVF;

WHEREAS, immediately after completion of the IPO, it is expected that PVF’s ownership interest in the Common Stock will be significantly diluted, and PVF is willing to incur such dilution;

WHEREAS, the parties hereto expect that the IPO will result in significant benefits for the Company and its stockholders, including the following:

(i) the Company will have greater ability to access the capital markets;

(ii) the Company will have increased visibility with its customers, suppliers, the financial community and the public in general; and

(iii) the Company’s stockholders will have increased liquidity through their ability to sell shares through the public markets.

WHEREAS, in consideration of the foregoing, the Company desires to effect the IPO, and PVF desires to consent to the IPO, subject to PVF’s retaining the rights set forth in this Agreement and the Governing Documents (as defined below); and

WHEREAS, in order to induce PVF to consent to the IPO and in consideration of the foregoing, the Company and PVF desire to enter into this Agreement on the terms and conditions set forth herein to set forth certain of their rights and obligations with respect to the corporate governance of the Company on and following the date of the closing of the IPO (the “Closing Date”).

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NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. Capitalized terms used herein shall have the following meanings:

“Affiliate” means, with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, it is understood and agreed that, for purposes hereof, none of the Company or any of its Subsidiaries shall be deemed to be an Affiliate of PVF or any other Goldman Sachs Entity.

“Agreement” shall have the meaning set forth in the Preamble.

“beneficially own” or “beneficial ownership” shall have the meaning ascribed to such terms in Rule 13d-3 under the Securities Exchange Act of 1934, as amended or modified from time to time.

“Board” shall mean the board of directors of the Company.

“Closing Date” shall have the meaning set forth in the Recitals.

“Common Stock” shall have the meaning set forth in the Recitals.

“Company” shall have the meaning set forth in the Preamble.

“Designated Director” means any Director designated for nomination to the Board by PVF pursuant to Section 3.1.

“Director” means a member of the Board.

“Goldman Sachs” means all of the Goldman Sachs Entities, taken together.

“Goldman Sachs Entity” means any of The Goldman Sachs Group, Inc. or its Affiliates, including Goldman, Sachs & Co., GS Capital Partners V Fund, L.P., GS Capital Partners V Offshore Fund, L.P., GS Capital Partners V GmbH & Co. KG, GS Capital Partners V Institutional, L.P., GS Capital Partners VI Fund, L.P., GS Capital Partners VI Offshore Fund, L.P., GS Capital Partners VI Parallel, L.P. and GS Capital Partners VI GmbH & Co. KG.

“Governing Documents” means the certificate of incorporation and the by-laws of the Company, each as amended or modified from time to time in accordance with their terms and applicable Law.

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“Governmental Authority” means any: (i) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (ii) U.S. or other federal, state, local, municipal or foreign government; or (iii) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

“IPO” shall have the meaning set forth in the Recitals.

“Law” means any applicable constitutional provision, statute, act, code, law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration, or interpretative or advisory opinion or letter of a Governmental Authority and shall include, for the avoidance of any doubt, the General Corporation Law of the State of Delaware and the listing or other standards of any applicable stock exchange.

“NYSE” means the New York Stock Exchange.

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, joint stock company, joint venture, association, company, estate, trust, bank trust company, land trust, business trust, or other organization, whether or not a legal entity, custodian, trustee-executor, administrator, nominee or entity in a representative capacity and any government or agency or political subdivision thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any direct or indirect subsidiary of such Person or any Person that is consolidated with such Person for accounting purposes.

SECTION 1.2 Construction. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter forms and the singular form of words shall include the plural and vice versa. All references to Articles and Sections refer to articles and sections of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Company hereby represents and warrants to PVF, and PVF hereby represents and warrants to the Company that as of the date of this Agreement:

SECTION 2.1 Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party is duly organized and validly existing under the laws of its jurisdiction of organization, and the

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execution of this Agreement, and the consummation of the transactions contemplated hereby, have been authorized by all necessary corporate, partnership, limited liability company or similar action, as the case may be, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

SECTION 2.2 Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any Law applicable to such party.

SECTION 2.3 Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated hereby.

ARTICLE III

GOVERNANCE

SECTION 3.1 Board of Directors.

(a) Following the Closing Date, for so long as PVF beneficially owns in the aggregate at least 15% of the outstanding shares of Common Stock, PVF shall have the right, but not the obligation, to nominate to the Board a number of Directors equal to the product of (i) the percentage of the total outstanding shares of Common Stock beneficially owned by PVF multiplied by (ii) the total number of Directors comprising the Board. In the event that the calculation in the immediately preceding sentence results in PVF having the right to nominate a non-whole number of designees, then the number of designees that PVF has a right to nominate pursuant to this Section 3.1(a) shall be rounded up to the nearest whole number. In the event that PVF has nominated less than the total number of designees that PVF is entitled to nominate pursuant to this Section 3.1(a), PVF shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Directors and the Company shall take all necessary actions to (x) increase the size of the Board as required to enable PVF to so nominate such additional designees and (y) designate such additional designees nominated by PVF to fill such newly-created vacancies.

(b) Any Designated Director may be removed (with or without cause) from time to time and at any time by PVF upon notice to the Company, and may otherwise only be removed pursuant to the Governing Documents. Any replacement designee thereof may only be nominated by PVF.

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(c) In the event that a vacancy is created at any time by the death, disability, retirement or resignation of any Designated Director, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of PVF as soon as possible, and the Company agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(d) The Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 3.1 and to use its best efforts to cause the election of each such designees to the Board, including nominating such individuals to be elected as Directors as provided herein.

(e) Beginning on the date that is one year after the date that the Company ceases to qualify as a “controlled company” under NYSE rules, PVF shall, if necessary, and only if all Directors on the Board other than the Designated Directors qualify as “independent directors” under the applicable NYSE independence rules, cause a sufficient number of the Designated Directors to qualify as “independent directors” under NYSE rules to ensure that the Board complies with applicable NYSE independence rules.

(f) The Company shall reimburse the Designated Directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses, in accordance with the Company’s policies relating to director expense reimbursement.

(g) The Company shall obtain customary director and officer indemnity insurance on commercially reasonable terms and the terms of such insurance shall be reasonably acceptable to PVF for so long as PVF is entitled to nominate at least one director for election to the Board pursuant to this Section 3.1.

(h) Notwithstanding anything in this Agreement to the contrary, nothing in Section 3.1(a)-(d) shall require the Company to take any action, or refrain from taking any action, to the extent that the Board shall have determined in good faith, based on written advice from its outside legal counsel, that such action or failure to take such action, as the case may be, would be inconsistent with its fiduciary duties under applicable Law.

SECTION 3.2 Other Board Matters. If, for any reason, any of the nominees designated by PVF pursuant to Section 3.1(a) are not elected to the Board by the stockholders of the Company, the Company shall, after receiving notice from PVF as to the identity of a representative of PVF, (i) permit such representative to attend all Board meetings (other than meetings solely of the independent Directors) as an observer; (ii) provide such representative advance notice of each such meeting, including such meeting’s time and place, at the same time and in the same manner as such notice is provided to the members of the Board; (iii) provide such representative with copies of all materials, including notices, minutes and consents, distributed to the members of the Board at the same time as such materials are distributed to such Board and shall permit such representative to have the same access to information concerning the business and operations of the Company as such representative would have had as a Designated Director; and (iv) on a basis consistent with the members of the Board, permit such representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice

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with respect thereto, the Board, without voting; provided, in each case, that such representative agrees in writing to maintain the confidentiality of all materials and information provided to him or her pursuant to this Section 3.2 and to return to the Company all such materials and information at such time as such representative ceases to act as a representative pursuant to this Section 3.2.

ARTICLE IV

BUSINESS OPPORTUNITIES

SECTION 4.1 Business Opportunities. To the fullest extent permitted by applicable Law, the Company, on behalf of itself and its Subsidiaries, renounces any interest or expectancy of the Company and its Subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Goldman Sachs Entity or any of their respective officers, directors, agents, stockholders, members or partners, even if the opportunity is one that the Company or its Subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and such Person shall have no duty to communicate or offer such corporate opportunity to the Company or any of its Subsidiaries and, to the fullest extent permitted by applicable Law, shall not be liable to the Company or any of its Subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its Subsidiaries unless, in the case of any such person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Company.

ARTICLE V

GENERAL PROVISIONS

SECTION 5.1 Benefit. The rights and obligations hereunder of the parties hereto shall not be assignable by any party hereto without the prior written consent of the other parties hereto, provided that PVF shall have the right to assign this Agreement and/or any of its rights and/or obligations hereunder at any time to one or more other Goldman Sachs Entities without the prior written consent of the Company. In the event of such an assignment to one or more Goldman Sachs Entities, the beneficial ownership thresholds herein applicable to PVF shall be applicable to Goldman Sachs, and otherwise all references to PVF hereunder shall be deemed to be references to the Goldman Sachs Entity or Goldman Sachs Entities to which such assignment was made. Such assignment must be in writing. Upon any such assignment to one or more Goldman Sachs Entities, upon the request of the Goldman Sachs Entities, the Company will enter into a Management Rights Agreement with GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P., and/or any other Goldman Sachs Entity designated by the Goldman Sachs Entities, substantially in the form attached hereto as Exhibit A. Any assignment of rights or obligations in violation of this Section 5.1 shall be null and void. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

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SECTION 5.2 Notice of Decrease in Ownership; Calculation of Outstanding Shares. If PVF effects a sale, distribution or other transfer of the shares of Common Stock that it beneficially owns, the result of which causes any conditions or rights contained in this Agreement or the Governing Documents that are based upon the percentage or proportion of the total outstanding shares of Common Stock beneficially owned by PVF to not be met, PVF shall, promptly after such decrease in beneficial ownership, notify the Company of the decrease. For purposes of calculating the percentage of the outstanding shares of Common Stock that it beneficially owns at any time, PVF shall be entitled to rely upon the total number of outstanding shares of Common Stock disclosed in the Company’s latest annual report on Form 10-K or quarterly report on Form 10-Q, in each case filed with the SEC.

SECTION 5.3 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein.

SECTION 5.4 Notices.

(a) All notices, requests or consents provided for or required to be given hereunder shall be in writing and shall be deemed to be duly given if personally delivered, telecopied and confirmed, or mailed by certified mail, return receipt requested, or nationally recognized overnight delivery service with proof of receipt maintained, at the following addresses (or any other address that any such party may designate by written notice to the other parties):

(i)	if to PVF:

PVF Holdings LLC

c/o GS Capital Partners V Fund, L.P.

200 West Street

New York, New York 10282

Attention: Jack Daly

Fax: (212) 357-5505

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Robert C. Schwenkel, Esq.

Fax: (212) 859-4000

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(ii)	if to the Company:

MRC Global Inc.

2 Houston Center

909 Fannin, Suite 3100

Houston, TX 77010-1011

Attention: Dan Churay

Fax: (866) 778-9401

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attention: Robert C. Schwenkel, Esq.

Fax: (212) 859-4000

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered; provided that such delivery is confirmed.

SECTION 5.5 Further Assurances. The parties hereto will sign such further documents and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof.

SECTION 5.6 Marketing Materials. The Company grants PVF and its Affiliates permission to use the Company’s name and logo in their marketing materials. PVF or its Affiliate, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

SECTION 5.7 Notice of Events. The Company shall notify PVF, on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, and shall reasonably cooperate with PVF and its Affiliates in efforts to mitigate any adverse consequences to PVF or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

SECTION 5.8 Third Parties. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto (other than the Goldman Sachs Entities (other than PVF), who shall be considered express third party beneficiaries of this Agreement and shall have the legal and equitable right to enforce a remedy or claim under or in respect of this Agreement and any covenants, conditions or provisions contained herein).

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SECTION 5.9 Governing Law. This Agreement shall be governed by and construed in accordance with, the Laws of the State of Delaware, without giving effect to any conflict of laws principles thereof that would require the application of the Laws of another jurisdiction.

SECTION 5.10 Jurisdiction. In any judicial proceeding involving any dispute, controversy or claim arising out of or relating to this Agreement, each of the parties hereto unconditionally accepts the non-exclusive jurisdiction and venue of the Delaware Court of Chancery (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), and the appellate courts to which orders and judgments thereof may be appealed. In any such judicial proceeding, the parties hereto agree that in addition to any method for the service of process permitted or required by such courts, to the fullest extent permitted by Law, service of process may be made by delivery provided pursuant to the directions in Section 5.4. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING ANY DISPUTE, CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

SECTION 5.11 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to specific performance of this Agreement without the posting of bond.

SECTION 5.12 Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by Law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.13 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

SECTION 5.14 Waiver. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. Waiver by any party hereto of any breach by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by any party to assert its or his or her rights hereunder on any occasion or series of occasions.

SECTION 5.15 Amendments. This Agreement may not be amended, modified or supplemented except by a written instrument signed by the parties hereto.

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SECTION 5.16 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

SECTION 5.17 Effectiveness. This Agreement shall become effective upon the Closing Date.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

MRC GLOBAL INC.

By:	/s/ Andrew R. Lane
Name:	Andrew R. Lane
Title:	Chairman, President and Chief Executive Officer

PVF HOLDINGS LLC

By:	/s/ James E. Braun
Name:	James E. Bruan
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Governance Agreement]

EXHIBIT 31.1

Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Andrew R. Lane, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended March 31, 2012 of MRC Global Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 7, 2012

/s/ Andrew R. Lane
Name: Andrew R. Lane
Title: Chairman, President and Chief Executive Officer

EXHIBIT 31.2

Certification of Principal Executive Officer Pursuant to Exchange Act Rule 13a-14(a) or 15d-14(a) as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, James E. Braun, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended March 31, 2012 of MRC Global Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations, and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a. Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b. Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c. Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a. All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b. Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: May 7, 2012

/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of MRC Global Inc., a Delaware corporation (the “Company”), for the period ended March 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and,

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Andrew R. Lane
Name: Andrew R. Lane
Title: Chairman, President and Chief Executive Officer

/s/ James E. Braun
Name: James E. Braun
Title: Executive Vice President and Chief Financial Officer

Date: May 7, 2012